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Exhibit 3.3

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FTD GROUP, INC.

        FTD Group, Inc. is a corporation organized and existing under the laws of the State of Delaware (the "Corporation"). The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 30, 2003. An Amended and Restated Certificate of Incorporation (the "First Amended and Restated Certificate of Incorporation") of the Corporation was filed with the Secretary of State of the State of Delaware on February 24, 2004, which restated, integrated and amended the Certificate of Incorporation in its entirety. A Certificate of Amendment of Amended and Restated Certificate of Incorporation ("Certificate of Amendment") of the Corporation was filed with the Secretary of State of the State of Delaware on November 18, 2004. The Corporation does hereby certify on this day of February, 2005:

        FIRST:    That the First Amended and Restated Certificate of Incorporation, as amended by the Certificate of Amendment, of the Corporation is hereby amended and restated to read as follows:

        1.     The name of the corporation is: FTD Group, Inc.

        2.     The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of all classes of stock which the Corporation shall have authority to issue is Seventy Five Million Two Hundred Thousand (75,200,000), consisting of Seventy Five Million (75,000,000) shares of Common Stock, par value $0.01 per share ("Common Stock"), and Two Hundred Thousand (200,000) shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

        Upon the effectiveness of this Second Amended and Restated Certificate of Incorporation (the "Effective Time"), all outstanding shares of Common Stock immediately prior to the Effective Time shall be reverse split on a 1-for-3 basis, whereby each holder of Common Stock, without further action by the stockholder, shall hold 1 share of Common Stock for every 3 outstanding shares of Common Stock held immediately prior to the Effective Time (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu of any fractional shares of Common Stock to which a stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the initial public offering price per share of Common Stock.

A.
AUTHORITY OF BOARD OF DIRECTORS TO FIX DESIGNATIONS, POWERS, PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF SHARES OF PREFERRED STOCK NOT FIXED HEREBY.

        Shares of Preferred Stock may be issued from time to time, in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The designations, powers, preferences and relative, participating, optional or other special rights of each such series, including voting rights, and qualifications, limitations or restrictions of Preferred Stock, or any series thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to Paragraph 4.C(1) herein, the designations, powers, preferences and relative, participating, optional or other special rights of each such series shall be established by resolution of the Board of

Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware, including, but without limiting the generality of the foregoing, the following:

          (1)   the distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (2)   the rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or any other class or classes of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

          (3)   the right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (4)   whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (5)   the terms of the sinking fund or redemption or purchase account, if any, to be provided for Preferred Stock of such series;

          (6)   the restrictions, if any, on the issuance of shares of the same or any other class or classes or of any series of the same or any other class or classes of stock of the Corporation;

          (7)   the rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation; and

          (8)   the voting powers, if any, of the holders of such series of Preferred Stock which, without limiting the generality of the foregoing, may be equal to, more than or less than one vote per share and may include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, or, together with any other class or classes or series of any other class or classes of stock of the Corporation, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

        Notwithstanding the foregoing, the terms of the Corporation's 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock shall be as set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of 14% Senior Redeemable Exchangeable Cumulative Preferred Stock and 12% Junior Redeemable Exchangeable Cumulative Preferred Stock, and Qualifications, Limitations and Restrictions Thereof of Mercury Man Holdings Corporation (the former name of the Corporation), duly approved and adopted by the Board of Directors by unanimous written consent dated as of February 23, 2004, which is set forth in its entirety as Exhibit A hereto and is incorporated by reference herein.

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B.
STATEMENT OF LIMITATIONS, RELATIVE RIGHTS AND POWERS IN RESPECT OF COMMON STOCK.

          (1)   After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of Paragraph 4.A herein), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for Preferred Stock (fixed in accordance with the provisions of Paragraph 4.A herein), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph 4.A herein, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors; provided, however, that the declaration and payment of cash dividends on Common Stock shall be subject to contractual and other restrictions with respect thereto and the legal availability of funds therefor.

          (2)   After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Common Stock, subject to the rights, if any, of the holders of Preferred Stock to participate therein (fixed in accordance with the provisions of Paragraph 4.A herein), shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them, respectively.

          (3)   Except as may otherwise be required by law, or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to the provisions of Paragraph 4.A herein, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the stockholders.

C.
OTHER PROVISIONS.

          (1)   The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as may be fixed from time to time by the Board of Directors in such resolution or resolutions as may be adopted pursuant to authority granted in Paragraph 4.A herein and the consent, by class or series vote or otherwise, of the holders of any of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph 4.A herein that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

          (2)   Subject to the provisions of this Paragraph C and to the provisions of any resolution or resolutions as to any series of Preferred Stock adopted pursuant to the provisions of Paragraph 4.A herein, shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine, for such consideration and upon such terms as the Board of Directors may determine.

          (3)   Shares of Common Stock may be issued from time to time as the Board of Directors shall determine, for such consideration and upon such terms as the Board of Directors may determine.

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          (4)   The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

        5.     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Paragraph 5 shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

        6.     Subject to the rights of the holders of Preferred Stock, if any, the following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1)   The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation (the "Bylaws"). Election of directors need not be by written ballot unless the Bylaws shall so provide.

          (2)   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (3)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4)   In addition to the powers and authorities herein before or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, of this Certificate of Incorporation, and to any Bylaws from time to time made by the stockholders; provided, however, that no Bylaws so made shall invalidate any prior act of the director which would have been valid if such Bylaw has not been made.

        7.     The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all officers and directors of the Corporation whom it may indemnify pursuant thereto.

        8.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by this Second Amended and Restated Certificate of Incorporation, shall be called by the Board of Directors, a Chairman or Co-Chairman of the Board, the President or the Chief Executive Officer, but such special meetings may not be called by any other person or persons. Such request shall be accompanied by a written notice that shall state the purpose or purposes of the proposed meeting.

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Business transacted at any special meeting of stockholders shall be limited to the matters related to the purposes stated in the notice.

        9.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law or this Certificate of Incorporation, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Paragraph 9.

        SECOND:    Pursuant to Section 245 of the General Corporation Law of the State of Delaware, this Second Amended and Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation. This Second Amended and Restated Certificate of Incorporation was duly approved by the Corporation's Board of Directors, and was duly approved by the holders of the requisite number of shares of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and was consented to in writing by the written consent of the stockholders of this Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware. The number of shares voting in favor of such amendment and restatement exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock.

        [Signature Page Follows]

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        IN WITNESS WHEREOF, FTD Group, Inc. has caused this Second Amended and Restated Certificate of Incorporation to be signed by Jon R. Burney, its Secretary, this             day of February, 2005.

FTD GROUP, INC.
By:	Name: Jon R. Burney Title: Secretary

S-1

EXHIBIT A

         MERCURY MAN HOLDINGS CORPORATION

         CERTIFICATE OF DESIGNATIONS, PREFERENCES
AND RELATIVE, PARTICIPATING, OPTIONAL
AND OTHER SPECIAL RIGHTS OF
14% SENIOR REDEEMABLE EXCHANGEABLE CUMULATIVE PREFERRED STOCK AND
12% JUNIOR REDEEMABLE EXCHANGEABLE CUMULATIVE PREFERRED STOCK, AND
QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        Mercury Man Holdings Corporation (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors, by unanimous written consent dated as of February 23, 2004, duly approved and adopted the following resolution (the "Resolution"):

    RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of (i) the 14% Senior Redeemable Exchangeable Cumulative Preferred Stock (the "Senior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000.00 per share as of the date of issue, consisting of 100,000 authorized shares, and (ii) the 12% Junior Redeemable Exchangeable Cumulative Preferred Stock (the "Junior Preferred Stock"), par value $0.01 per share, with a liquidation preference of $1,000.00 per share as of the date of issue, consisting of 100,000 authorized shares, each to have the powers, designations and preferences, the relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

A.
DESIGNATIONS OF THE COMPANY'S 14% SENIOR REDEEMABLE EXCHANGEABLE CUMULATIVE PREFERRED STOCK

        Capitalized terms used in this Part A and not expressly defined in the text shall have the meanings set forth in Section 15 of this Part A.

        1.    Designations.

        There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "14% Senior Redeemable Exchangeable Cumulative Preferred Stock". The number of authorized shares constituting such series shall be 100,000 shares of Senior Preferred Stock. The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share as of the Preferred Stock Issue Date.

        2.    Rank.

        The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of Preferred Stock now or hereafter created by the Board of Directors, including the Junior Preferred Stock, the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"). The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of Capital Stock or series of Preferred Stock hereafter created which expressly provides that it ranks on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"); provided, that any such Parity Securities that were not (but were required to be) approved by the Holders of shares of Senior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to each class of Capital Stock or series of Preferred Stock now or hereafter created which has been approved by the Holders of shares of Senior Preferred Stock in accordance with Section 6(b)(ii) hereof and which expressly provides that it ranks senior to the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to as "Senior Securities").

        3.    Dividends.

          (a)   Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Senior Preferred Stock, at a rate per annum equal to 14% of the liquidation preference as of the first day of the applicable Dividend Period (as such liquidation preference may be adjusted from time to time as hereinafter provided) per share of the Senior Preferred Stock, payable quarterly. Dividends on the Senior Preferred Stock shall accrue on a daily basis from the Preferred Stock Issue Date and are cumulative from such date whether or not the Company has earnings or profits, there are funds legally available for the payment of such dividends, the Company has sufficient cash, or dividends are declared. Accumulated unpaid dividends will accrue dividends, payable quarterly, at a rate per annum equal to 14% of the amount of such accumulated unpaid dividends. Each distribution shall be payable to the Holders of shares of Senior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment Date, as shall be fixed by the Board of Directors from time to time. Dividends shall cease to accumulate in respect of shares of the Senior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption. Not more than 30 days after a Dividend Payment Date, written notice of the amount of the dividend per share paid or accumulated shall be given by first-class mail, postage prepaid, to each Holder of shares of Senior Preferred Stock of record, on the record date fixed by the Board of Directors for payment of such dividend or, if no record date was fixed, the Dividend Payment Date, at such Holder's address as the same appears on the stock books of the Company.

          (b)   All dividends paid with respect to shares of the Senior Preferred Stock pursuant to Section 3(a) hereof shall be paid pro rata to the Holders thereof entitled thereto.

          (c)   Dividends in connection with any mandatory redemption pursuant to Section 5(a) hereof or any optional redemption pursuant to Section 5(b) hereof may be declared and paid at any time,

  without reference to any regular Dividend Payment Date, to Holders of shares of Senior Preferred Stock of record on such date not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (d)   No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash is set apart sufficient for such payment, on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Senior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata based on the then relative liquidation preference of the Senior Preferred Stock and such Parity Securities. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless full dividends determined in accordance herewith on the Senior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

          (e)   The Holders of shares of the Senior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any Junior Securities.

          (f)    So long as any shares of Senior Preferred Stock are outstanding, except pursuant to the Stockholders Agreement or pursuant to the Contribution Agreements (in the case of the Contribution Agreements, solely with respect to the issuance on the Closing Date of Common Stock of the Company), the Company shall not (1) declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities solely in exchange for Junior Securities and other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors), or (2) make any distribution in respect of any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities and dividends on shares of the Junior Preferred Stock paid by increasing the then liquidation preference per share of the Junior Preferred Stock in lieu of dividends in accordance with the terms of the Junior Preferred Stock), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any such warrants, rights, calls or options, unless, in any such case, full cumulative dividends determined in accordance herewith have been paid in full in cash on the Senior Preferred Stock (such payment to be deemed to have been made in cash for purposes of this provision even if dividends had theretofore been paid by increasing the then liquidation preference of the Senior Preferred Stock if (x) there are no arrears in the payment of dividends on the Senior Preferred Stock for any past

  Dividend Period and (y) the aggregate liquidation preference then in effect of all outstanding shares of Senior Preferred Stock does not exceed the initial aggregate liquidation preference for such shares) and all other redemption or repayment obligations in respect of the Senior Preferred Stock have been paid in full in cash.

          (g)   Dividends payable on shares of the Senior Preferred Stock for any year shall be computed on the basis of a 360-day year of twelve 30-day months, and dividends payable on shares of the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

        4.    Liquidation Preference.

          (a)   Subject to the priority of any Senior Securities, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000.00 per share of Senior Preferred Stock plus (i) all accumulated and unpaid dividends (which shall include dividends accrued on accumulated unpaid dividends as provided in Section 3(a) hereof) and (ii) any accrued dividends for the current Dividend Period (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date fixed for liquidation, dissolution or winding up to the date fixed for liquidation, dissolution or winding up) (collectively, the "liquidation preference"), before any payment shall be made or any assets distributed to the holders of any Junior Securities, including Common Stock of the Company. In connection with any redemption of Senior Preferred Stock or any Change of Control Offer under Sections 5 or 7, respectively, clause (ii) of the term "liquidation preference" as used in such sections shall instead mean and include any accrued dividends for the current Dividend Period (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date or the Change of Control Payment Date, as applicable, to the Redemption Date or the Change of Control Payment Date, as applicable). Except as provided in the first sentence of this Section 4(a), the Holders of shares of Senior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Senior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Senior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (b)   For the purposes of this Section 4, neither the consolidation nor merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

        5.    Redemption.

          (a)    Mandatory Redemption.    On August 24, 2024, the Company shall (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), in the manner provided in Section 5(c) hereof, redeem all but not less than all of the shares of the Senior Preferred Stock then outstanding, at a redemption price equal to 100% of the aggregate liquidation preference (as then in effect) per share.

          (b)    Optional Redemption.

      (i)
      The Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time on or after February 24, 2009, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(c) hereof, any or all of the shares of the Senior Preferred Stock then outstanding, at a redemption price equal to the following percentages of the aggregate liquidation preference (as then in effect) per share, in each case beginning on February 24 of the year indicated:

Year	Redemption Price
2009	106%
2010	104%
2011	102%
2012 and thereafter	100%

        provided, however, that no optional redemption pursuant to this Section 5(b)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Senior Preferred Stock under, a Change of Control offer in accordance with the provisions of Section 7 hereof.

      (ii)
      In the event of one or more public offerings of Common Stock of the Company in an aggregate offering amount of at least fifty million dollars ($50,000,000) or as a result of which at least fifteen percent (15%) of the Common Stock of the Company (after giving effect to such offerings) is publicly traded (the "Public Offering"), the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time prior to February 24, 2007, from the net cash proceeds of the Public Offering, in the manner provided in Section 5(c) hereof, shares of the Senior Preferred Stock equal to up to 35% of such shares then outstanding, at a redemption price equal to 114% of the aggregate liquidation preference (as then in effect) per share.

      (iii)
      Notwithstanding Section 5(b)(i) above, in the event FTD, Inc. receives any amounts, payments or proceeds (including any damages, punitive damages, interests and costs) from its insurance carriers (the "Insurance Award") in connection with the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation" in the Court of Chancery for New Castle County in Wilmington, Delaware, or the resolution of FTD, Inc.'s litigation with such insurance carriers arising out of such carriers' denial of coverage for such shareholder class actions, the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time, with funds equal to the amount of net proceeds of the Insurance Award, in the manner provided in Section 5(c) hereof, shares of the Senior Preferred Stock, at a redemption price equal to 100% of the aggregate liquidation preference (as then in effect) per share.

      (iv)
      In the event of a redemption pursuant to Section 5(b)(i), (ii) or (iii) hereof of only a portion of the then outstanding shares of the Senior Preferred Stock, the Company shall effect such redemption, pro rata according to the number of shares held by each Holder of shares of Senior Preferred Stock.

          (c)    Procedures for Redemption.

      (i)
      At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of shares of Senior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company; provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) the redemption price; (2) whether all or less than all of the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of the Senior Preferred Stock being redeemed; (3) the number of shares of Senior Preferred Stock held by the Holder that the Company intends to redeem; (4) the date fixed for redemption; (5) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for redemption, in the manner and at the place designated, such Holder's certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; (6) the Section of this Certificate of Designations pursuant to which the shares of Senior Preferred Stock called for redemption are being redeemed; and (7) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on and after such Redemption Date unless the Company defaults in the payment in full of the redemption price. A Redemption Notice may not be conditional.

      (ii)
      Each Holder of shares of Senior Preferred Stock shall surrender to the Company the certificate or certificates representing its shares of Senior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (iii)
      Unless the Company defaults in the payment in full of the redemption price, dividends on the shares of Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

        6.    Voting Rights.

          (a)   The Holders of shares of the Senior Preferred Stock, except as otherwise required under Delaware law, other applicable law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

    (b)
    (i)    So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of shares of Senior Preferred Stock, the Company may authorize and issue shares of Parity Securities the proceeds of which are used to redeem or repurchase, all shares of Senior Preferred Stock then outstanding.

      (ii)
      So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

      (iii)
      So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of Incorporation of the Company or of any certificate amendatory thereof or supplemental thereto so as to (1) affect adversely any of the preferences, rights, powers or privileges of the Senior Preferred Stock or of the holders thereof as such or (2) authorize the issuance after the Closing Date of any additional shares of Senior Preferred Stock.

      (iv)
      So long as any shares of the Senior Preferred Stock are outstanding, prior to the issuance of any Series A Junior Subordinated Debentures, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, amend or modify (whether by merger, consolidation or otherwise) any of the provisions of the Series A Junior Subordinated Debenture or of any amendment or supplement thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Series A Junior Subordinated Debentures or of the holders thereof as such.

      (v)
      The affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of Part A of this Resolution.

      (vi)
      Except as set forth in Sections 6(b)(i) and 6(b)(ii) above or in clause (2) of Section 6(b)(iii) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including Senior Preferred Stock or any other series of Preferred Stock, shall not require the consent of the Holders of Senior Preferred Stock and shall not, unless not complying with Sections 6(b)(i) or 6(b)(ii) hereof or clause (2) of Section 6(b)(iii) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of the Holders of shares of Senior Preferred Stock.

      (vii)
      The Company shall not amend or modify any of the provisions of the Certificate of Incorporation of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Senior Preferred Stock, or waive compliance with any provision of Part A of this Resolution, unless such amendment, modification or waiver applies identically to all shares of Senior Preferred Stock.

          (c)   In any case in which the Holders of shares of the Senior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law or other applicable law, each Holder of shares of the Senior Preferred Stock shall be entitled to one vote for each share of Senior Preferred Stock held.

        7.    Change of Control Offer.

          (a)   Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of shares of Senior Preferred Stock to repurchase, at the Holder's option, any or all of such Holder's shares of Senior Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference (as then in effect) per share (the "Change of Control Payment").

          (b)   Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of shares of Senior Preferred Stock stating: (1) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Senior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accumulate dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends on the Change of Control Payment Date; (5) that Holders electing to have any shares of Senior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the certificate representing the shares of Senior Preferred Stock completed, or transfer such shares by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing its election to have such shares repurchased; and (7) that Holders whose shares of Senior Preferred Stock are being repurchased only in part will be issued a new certificate representing a number of shares of Senior Preferred Stock equal to the number of shares of Senior Preferred Stock that were not surrendered (or transferred by book-entry transfer) by the Holder for repurchase by the Company.

          (c)   On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Senior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and (2) deposit with the Company or its transfer agent, as the case may be, an amount equal to the Change of Control Payment in respect of all shares of Senior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Senior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a new certificate representing shares of Senior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder that did not sell all of its Senior Preferred Stock in the Change of Control Offer a new certificate representing the remaining number of shares of Senior Preferred Stock held by such Holder that were not purchased in the Change of Control Offer. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Senior Preferred Stock in connection with a Change of Control.

          (e)   Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Change of Control Offer made by the Company, and purchases all shares of Senior Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

        8.    Exchange.

          (a)    Conditions.

      (i)
      Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, the Company may, at its option on any Dividend Payment Date (herein the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Senior Preferred Stock into the Series A Junior Subordinated Debentures. To exchange Senior Preferred Stock into Series A Junior Subordinated Debentures, the Company shall send a written notice (the "Exchange Notice") of exchange by first-class mail to each Holder of shares of Senior Preferred Stock, which notice shall state: (v) that the Company has elected to exchange the Senior Preferred Stock into Series A Junior Subordinated Debentures pursuant to this Section 8; (w) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Senior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Senior Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (y) that dividends on the shares of Senior Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Series A Junior Subordinated Debentures), on the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Series A Junior Subordinated Debentures; and (z) that interest on the Series A Junior Subordinated Debentures shall accrue from and after the Exchange Date whether or not certificates for shares of Senior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (1) through (3) below are satisfied, the Company shall issue Series A Junior Subordinated Debentures in exchange for the Senior Preferred Stock as provided in the next paragraph; provided, that on the Exchange Date: (1) there shall be legally available funds sufficient therefor (including legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law); (2) either (a) a registration statement relating to the Series A Junior Subordinated Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (b)(i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Series A Junior Subordinated Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; and (3) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Series A Junior Subordinated Debentures) would exist under the Series A Junior Subordinated Debentures.

      In the event that the issuance of the Series A Junior Subordinated Debentures is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (1) through (3) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first Business Day thereafter, if any, upon which all of such conditions are satisfied.

      (ii)
      Upon any exchange pursuant to Section 8(a)(i) hereof, each Holder of outstanding shares of Senior Preferred Stock shall be entitled to receive Series A Junior Subordinated Debentures in a principal amount equal to the sum of the aggregate liquidation preference (then in effect) of such Holder's shares of Senior Preferred Stock; provided, that the Company may pay cash in lieu of issuing a Series A Junior Subordinated Debenture in a principal amount of less than $1,000.00.

          (b)    Procedure for Exchange.

      (i)
      On or before the Exchange Date, each Holder of shares of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Series A Junior Subordinated Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Senior Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Series A Junior Subordinated Debentures. The Company shall pay interest on the Series A Junior Subordinated Debentures at the rate and on the dates specified therein from and after the Exchange Date.

      (ii)
      Subject to the conditions set forth in Section 8(a) hereof, as of the Exchange Date the rights of the Holders of shares of the Senior Preferred Stock as stockholders of the Company shall cease (except the right to receive Series A Junior Subordinated Debentures), and the Person or Persons entitled to receive the Series A Junior Subordinated Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Series A Junior Subordinated Debentures as of the date of exchange without any further action of the Holders of shares of Senior Preferred Stock.

        9.    Restricted Payments.

          (a)   The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any other distribution in respect of shares of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock, and (ii) make any payment (except to the extent made with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of any of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock (each of the foregoing actions set forth in clauses (i) and (ii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default Event shall have occurred and be continuing or (2) the aggregate amount of Restricted Payments (including such proposed

  Restricted Payment) made subsequent to the Preferred Stock Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of (without duplication): (x) 50% of the cumulative Consolidated Net Income (taken as one accounting period) of the Company accrued during the period commencing on the first day of the first full fiscal quarter in which the Preferred Stock Issue Date occurs to and including the last day of the most recent fiscal period for which internal financial statements are available (or if cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (y) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from a Capital Contribution or from the sale subsequent to the Preferred Stock Issue Date of Qualified Capital Stock of the Company. For purposes of this Section 9, the term "Restricted Payment" does not include (A) any dividend, distribution or other payment on or with respect to any Capital Stock of the Company, or any warrants, options or rights to acquire shares of such Capital Stock, to the extent payable solely in shares of Qualified Capital Stock, (B) any dividend, distribution or other payment to the Company, or to any Subsidiary of the Company, by the Company or any of its Subsidiaries; (C) the payment of the Merger Consideration (as defined in the Merger Agreement); or (D) any dividend, distribution or other payment with respect to the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation."

          (b)   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default Event shall have occurred and be continuing, Restricted Payments which do not exceed $15,000,000 in the aggregate from and after the Preferred Stock Issue Date; (3) for the avoidance of doubt, payments pursuant to the Management Agreement; (4) if no Default Event shall have occurred and be continuing, repurchases (and payments of cash dividends to any Parent Entity for repurchases) of Capital Stock from FTD-member florists or distributors (or their heirs or estates), or employees or directors (or their heirs or estates) of, the Company, any Parent Entity or any Subsidiary of the Company, upon the death, disability or termination of employment (or termination of membership or distribution, in the case of a FTD-member florist or distributor); provided, that such repurchases are made with the proceeds of such dividends to any Parent Entity within three Business Days of the payment of such dividends, and payments of cash, or dividends, distributions or advances to any Parent Entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of any Parent Entity, in an aggregate amount not to exceed $7,500,000 after the Preferred Stock Issue Date; (5) if no Default Event shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Preferred Stock Issue Date; (6) payments of amounts equal to any insurance proceeds received by FTD, Inc. in respect of the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation"; (7) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Capital Stock, or warrants, options or other rights to acquire such Capital Stock, that is paid pro rata to all holders of such Capital Stock, warrants, options or rights, as applicable; (8) (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Company with the Net Cash Proceeds received by the Company made within 60 days of the sale of its Qualified Capital Stock (other than to a Subsidiary), or (ii) any issuance of Qualified Capital Stock of the Company in exchange for, or the proceeds of which are used to purchase, any Capital Stock of the Company; (9) the repurchase of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock, warrants, options or other rights represent a portion of the exercise price thereof; (10) the payment of dividends in cash on (or the purchase, redemption, exchange or other acquisition or retirement of) shares of (i) the Senior Preferred Stock, or (ii) the Junior Preferred Stock to the extent not prohibited by the designations of the Senior Preferred Stock; and (11) payments to a Parent Entity (or a subsidiary of a Parent Entity), (i) to enable the Parent Entity to pay federal, state or local tax liabilities (any such payments to a Parent Entity, a "Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its United States subsidiaries to the appropriate taxing authorities to the extent that the Parent Entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Company or its United States subsidiaries; provided, that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the Parent Entity and each such United States subsidiary is a member of the Company Affiliated Group and (y) any Tax Payments shall either be used by the Parent Entity to pay such tax liabilities within 90 days of the Parent Entity's (or a subsidiary of a Parent Entity) receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed (A) prior to an initial public offering by any Parent Entity, $500,000 per year and (B) after an initial public offering by any Parent Entity, $2,000,000 per year, in each case in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, filing and listing fees and other corporate overhead expenses in the ordinary course of business (for purposes of this clause (11), "tax liabilities" shall include any penalties and interest related to a tax liability.

        In determining the aggregate amount of Restricted Payments made subsequent to the Preferred Stock Issue Date in accordance with clause (2) of Section 9(a) hereof, amounts distributed pursuant to clauses (1), (5) and (10) of this Section 9(b) hereof shall be included in such calculation, and amounts distributed pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (11) shall not be included in such calculation. For purposes of this Section 9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

        10.    Reports.

        So long as any shares of Senior Preferred Stock are outstanding, the Company shall furnish to each Holder of shares of Senior Preferred Stock (at such Holder's address as the same appears on the stock register of the Company): (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on without any qualification arising out of the scope of the audit, by the Company's independent certified public accountants; and (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by the Chief Executive Officer, the President, or the Chief Financial Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

        11.    Preemptive Rights.

        No shares of Senior Preferred Stock shall have any rights of preemption whatsoever hereunder as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

        12.    Conversion.

        No shares of Senior Preferred Stock shall be convertible into Common Stock of the Company or any other securities convertible or exchangeable into Common Stock of the Company.

        13.    Reissuance of Senior Preferred Stock.

        Shares of Senior Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased, redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of Sections 6(b)(i) and 6(b)(ii) hereof and clause (2) of Section 6(b)(iii) hereof, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company; provided, that such shares may not in any event be reissued as Senior Preferred Stock.

        14.    Business Day.

        If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

        15.    Definitions and Interpretation.

          (a)    Definitions.    As used in Part A of this Resolution, the following terms shall have the following meanings, unless the context otherwise requires:

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that, with respect to the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors of the Company shall for such purposes be deemed to constitute control.

            "Asset Sale" means, in one or a series of related transactions, the conveyance, sale, transfer, assignment or other disposal by the Company or any of its Subsidiaries of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Capital Stock, or warrants, options or other rights to acquire such Capital Stock, of any of the Company's Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, by one of the Company's Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Company or another Subsidiary.

            "Bank Facility" shall mean that certain Credit Agreement, dated as of the Closing Date (as modified and supplemented from time to time), by and among FTD, Inc., a Delaware corporation, the Lenders from time to time parties thereto, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent.

            "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Contribution" means any contribution to the equity of the Company subsequent to the Preferred Stock Issuance Date for which no consideration (other than the issuance of Qualified Capital Stock) is given.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

            "Cash Equivalents" shall have the meaning ascribed to such term in the Series A Junior Subordinated Debentures.

            "Certificate of Incorporation" means the Company's Certificate of Incorporation.

            "Change of Control" means: (1) prior to consummation of the first Public Offering after the Preferred Stock Issue Date, the Permitted Holders shall cease to beneficially own, in the aggregate, a majority of the voting power of the Voting Equity Interests of the Company, or (2) following the consummation of the first Public Offering after the Preferred Stock Issue Date, (A) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (B) any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the Company and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (C) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, or (D) the Company adopts a plan of liquidation. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable. "Continuing Director" means during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any Parent Entity, if such agreement was approved by a vote of such majority of directors).

            "Closing Date" has the meaning attributed to such term in the Merger Agreement.

            "Common Stock" means, of any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

            "Company" means Mercury Man Holdings Corporation, a Delaware corporation.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (before preferred stock dividends and otherwise determined on a consolidated basis in accordance with GAAP) for such period; provided, that there shall be excluded therefrom (only to the extent included in computing such net income (or loss) and without duplication): (a) any net after-tax gain, loss, charge or expense which is either extraordinary (as determined in accordance with GAAP) or is either unusual or nonrecurring (including any restructuring charges and any gain, loss, charge or expense from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any securities) as determined in good faith by the Company, it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination, (b) the net income, if positive, of any Person, other than a Subsidiary, in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income, if positive, of any of such Person's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the cumulative effect of a change in accounting principles, (e) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company, (f) amounts resulting from currency fluctuations, and (g) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142.

            "Contribution Agreements" means, collectively: (i) the Contribution and Subscription Agreements, each dated as of February 24, 2004, by and between Robert L. Norton and the Company, (ii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Jon R. Burney and the Company; (iii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Ann M. Hofferberth and the Company; (iv) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Lawrence W. Johnson and the Company; (v) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between George T. Kanganis and the Company; (vi) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Timothy D. Meline and the Company; (vii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Daniel W. Smith and the Company; (viii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between William J. Van Cleave and the Company; and (ix) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Carrie A. Wolfe and the Company, as each of the same may be amended from time to time.

            "Default Event" means any of the following events: (i) any time when the Company fails to make a mandatory redemption of the Senior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption, including restrictions imposed by the Bank Facility) pursuant to Section 5(a) hereof; or (ii) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Senior Preferred Stock (or fails to consummate any such offer to repurchase) following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 7(a) hereof (whether or not any contractual or other restrictions apply to such repurchase, including restrictions imposed by the Bank Facility).

            "Disqualified Capital Stock" means (i) that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to August 24, 2024, (ii) any preferred stock of the Company that is issued for cash and is so designated as Disqualified Capital Stock, pursuant to an officer's certificate on the issuance date thereof, and (iii) any Capital Stock, or warrants, options or rights to acquire shares of Capital Stock, of any Subsidiary of such Person other than common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Senior Preferred Stock pursuant to Section 7 hereof.

            "Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year following the Preferred Stock Issue Date.

            "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Date" has the meaning set forth in Section 8(a)(i) hereof.

            "Exchange Notice" has the meaning set forth in Section 8(a)(i) hereof.

            "Excluded Person" means GEI and its Related Parties.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors acting reasonably and in good faith.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession in the United States.

            "GEI" means Green Equity Investors IV, L.P., a Delaware limited partnership.

            "Holder" means a Person in whose name a share of Senior Preferred Stock is registered.

            "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of the principal amount of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any capitalized lease obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more liens on any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (2) the principal amount thereof in the case of any other Indebtedness.

            "Indenture" means that certain Indenture dated as of February 6, 2004 (as modified and supplemented from time to time) by and between Nectar Merger Corporation (a wholly-owned subsidiary of the Company which was merged with and into FTD, Inc.) and U.S. Bank National Association, as trustee governing the $175 million 7.75% Senior Subordinated Notes due 2014.

            "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

            "Insurance Award" has the meaning set forth in Section 5(b)(iii) hereof.

            "Interest Swap and Hedging Obligation" shall have the meaning ascribed to such term in the Series A Junior Subordinated Debentures.

            "Junior Preferred Stock" means the Company's 12% Junior Redeemable Exchangeable Cumulative Preferred Stock.

            "Junior Securities" has the meaning set forth in Section 2 hereof.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

            "LGP" means Leonard Green & Partners, L.P., a Delaware limited partnership.

            "liquidation preference" has the meaning set forth in Section 4(a) hereof.

            "Management Agreement" means that certain management agreement among any one or more of the Company's Subsidiaries and Leonard Green & Partners, L.P., as such agreement may be amended from time to time.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 5, 2003, by and among the Company, Nectar Merger Corporation and FTD, Inc.

            "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the direct costs relating to such Asset Sale or issuance of Qualified Capital Stock, including, without limitation, legal, accounting, investment banking and other professional fees, and brokerage and sales commissions and any relocation expenses incurred as a result thereof incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry-forwards, and similar tax attributes, (2) cash payments attributable to Persons owning an interest (other than a lien) in the assets subject to the Asset Sale, (3) any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liability associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) any holdbacks with respect to indemnification obligations or purchase price adjustments pending receipt thereof.

            "Parent Entity" means a Person that holds, directly or indirectly, Voting Equity Interests of the Company with voting power, in the aggregate, at least equal to the voting power of the Voting Equity Interests of the Company held by the Permitted Holders on the Preferred Stock Issue Date.

            "Parity Securities" has the meaning set forth in Section 2 hereof.

            "Permitted Holders" each of Leonard Green & Partners, L.P., a Delaware limited partnership, and Green Equity Investors IV, L.P., a Delaware limited partnership, and any of their Affiliates.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Preferred Stock Issue Date" means the first date on which shares of Senior Preferred Stock are originally issued by the Company.

            "Public Offering" has the meaning set forth in Section 5(b)(ii) hereof.

            "Qualified Capital Stock" means the Senior Preferred Stock, the Junior Preferred Stock and any other Capital Stock that is not Disqualified Capital Stock.

            "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

            "Redemption Date" with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

            "Redemption Notice" has the meaning set forth in Section 5(c)(i) hereof.

            "Resolution" means this resolution adopted and approved by the Board of Directors dated as of February 23, 2004 authorizing the Senior Preferred Stock and the Junior Preferred Stock.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Senior Preferred Stock" means the Company's 14% Senior Redeemable Exchangeable Cumulative Preferred Stock.

            "Senior Securities" has the meaning set forth in Section 2 hereof.

            "Series A Junior Subordinated Debentures" means the Company's 14% Series A Junior Subordinated Debentures due 2024 substantially in the form attached to the Resolution as Annex I.

            "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, among the Company, GEI, FTD Co-Investment LLC, a Delaware limited liability company, Robert L. Norton, Jon R. Burney, Ann M. Hofferberth, Lawrence W. Johnson, George T. Kanganis, Timothy D. Meline, Daniel W. Smith, William J. Van Cleave, Carrie A. Wolfe and the other parties thereto, as the same may be amended from time to time.

            "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Voting Equity Interests" means Capital Stock, or warrants, options or other rights to acquire such Capital Stock, which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

          (b)    Interpretation.    For the purposes of Part A of this Certificate of Designations: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, and (iii) the word "hereof" and words of similar import shall mean Part A of this Certificate of Designations.

B.
DESIGNATIONS OF THE COMPANY'S 12% JUNIOR REDEEMABLE EXCHANGEABLE CUMULATIVE PREFERRED STOCK.

        Capitalized terms used in this Part B and not expressly defined in the text shall have the meanings set forth in Section 15 of this Part B.

        1.    Designations.

          There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series of Preferred Stock designated as the "12% Junior Redeemable Exchangeable Cumulative Preferred Stock". The number of authorized shares constituting such series shall be 100,000 shares of Junior Preferred Stock. The liquidation preference of the Junior Preferred Stock shall be $1,000.00 per share as of the Preferred Stock Issue Date.

        2.    Rank.

          The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank senior to all classes of Common Stock of the Company and to each other class of Capital Stock or series of Preferred Stock now or hereafter created by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"). The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank on a parity with any class of Capital Stock or series of Preferred Stock hereafter created which expressly provides that it ranks on a parity with the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company ("Parity Securities"); provided, that any such Parity Securities that were not (but were required to be) approved by the Holders of shares of Junior Preferred Stock in accordance with Section 6(b)(i) hereof shall be deemed to be Junior Securities and not Parity Securities. The Junior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company, rank junior to each class of Capital Stock or series of Preferred Stock now or hereafter created, including the Senior Preferred Stock, which has been approved by the Holders of shares of Junior Preferred Stock in accordance with Section 6(b)(ii) hereof and which expressly provides that it ranks senior to the Junior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding up or dissolution of the Company (collectively referred to as "Senior Securities").

        3.    Dividends.

          (a)   Beginning on the Preferred Stock Issue Date, the Holders of the outstanding shares of Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of Junior Preferred Stock, at a rate per annum equal to 12% of the liquidation preference as of the first day of the applicable Dividend Period (as such liquidation preference may be adjusted from time to time as hereinafter provided) per share of the Junior Preferred Stock, payable quarterly. Dividends on the Junior Preferred Stock shall accrue on a daily basis from the Preferred Stock Issue Date and are cumulative from such date whether or not the Company has earnings or profits, there are funds legally available for the payment of such dividends, the Company has sufficient cash, or dividends are declared. Accumulated unpaid dividends will accrue dividends, payable quarterly, at a rate per annum equal to 12% of the amount of such accumulated unpaid dividends. Each distribution shall be payable to the Holders of shares of Junior Preferred Stock of record as they appear on the stock books of the Company on such record dates, not less than 10 nor more than 45 days preceding the related Dividend Payment

  Date, as shall be fixed by the Board of Directors from time to time. Dividends shall cease to accumulate in respect of shares of the Junior Preferred Stock on the date of their redemption unless the Company shall have failed to pay the relevant redemption price on the date fixed for redemption. Not more than 30 days after a Dividend Payment Date, written notice of the amount of the dividend per share paid or accumulated shall be given by first-class mail, postage prepaid, to each Holder of shares of Junior Preferred Stock of record, on the record date fixed by the Board of Directors for payment of such dividend or, if no record date was fixed, the Dividend Payment Date, at such Holder's address as the same appears on the stock books of the Company.

          (b)   All dividends paid with respect to shares of the Junior Preferred Stock pursuant to Section 3(a) hereof shall be paid pro rata to the Holders thereof entitled thereto.

          (c)   Dividends in connection with any mandatory redemption pursuant to Section 5(a) hereof or any optional redemption pursuant to Section 5(b) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of shares of Junior Preferred Stock of record on such date not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

          (d)   No full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash is set apart sufficient for such payment, on the Junior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Junior Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Junior Preferred Stock and any other Parity Securities shall be declared pro rata based on the then relative liquidation preference of the Junior Preferred Stock and such Parity Securities. So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Parity Securities or any such warrants, rights, calls or options unless full dividends determined in accordance herewith on the Junior Preferred Stock shall have been paid or contemporaneously are declared and paid in full.

          (e)   The Holders of shares of the Junior Preferred Stock shall be entitled to receive the dividends provided for in Section 3(a) hereof in preference to and in priority over any dividends upon any Junior Securities.

          (f)    So long as any shares of Junior Preferred Stock are outstanding, except pursuant to the Stockholders Agreement or pursuant to the Contribution Agreements (in the case of the Contribution Agreements, solely with respect to the issuance on the Closing Date of Common Stock of the Company), the Company shall not (1) declare, pay or set apart for payment any dividend on any Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities solely in exchange for Junior Securities and other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) held by employees of or consultants or advisors to the Company or any of its Subsidiaries, which repurchase, redemption or other acquisition or retirement shall have been approved by a majority of the Board of Directors), or (2) make any distribution in respect of any Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), or (3) permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any Junior Securities or any such warrants, rights, calls or options, unless in any such case full cumulative dividends determined in accordance herewith have been paid in full in cash on the Junior Preferred Stock (such payment to be deemed to have been made in cash for purposes of this provision even if dividends had theretofore been paid by increasing the then liquidation preference of the Junior Preferred Stock if (x) there are no arrears in the payment of dividends on the Junior Preferred Stock for any past Dividend Period and (y) the aggregate liquidation preference then in effect of all outstanding shares of Junior Preferred Stock does not exceed the initial aggregate liquidation preference for such shares) and all other redemption or repayment obligations in respect of the Junior Preferred Stock have been paid in full in cash.

          (g)   Dividends payable on shares of the Junior Preferred Stock for any year shall be computed on the basis of a 360-day year of twelve 30-day months, and dividends payable on shares of the Junior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

        4.    Liquidation Preference.

          (a)   Subject to the priority of any Senior Securities, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000.00 per share of Junior Preferred Stock plus (i) all accumulated and unpaid dividends (which shall include dividends accrued on accumulated unpaid dividends as provided in Section 3(a) hereof) and (ii) any accrued dividends for the current Dividend Period (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the date fixed for liquidation, dissolution or winding up to the date fixed for liquidation, dissolution or winding up) (collectively, the "liquidation preference"), before any payment shall be made or any assets distributed to the holders of any Junior Securities, including Common Stock of the Company. In connection with any redemption of Junior Preferred Stock or any Change of Control Offer under Sections 5 or 7, respectively, clause (ii) of the term "liquidation preference" as used in such sections shall instead mean and include any accrued dividends for the current Dividend Period (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date or the Change of Control Payment Date, as applicable, to the Redemption Date or the Change of Control Payment Date, as applicable). Except as provided in the first sentence of this Section 4(a), the Holders of shares of Junior Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the Junior Preferred Stock and the holders of all outstanding Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Company in accordance with the amounts which would be payable on such distribution if the amount to which the Holders of outstanding shares of Junior Preferred Stock and the holders of outstanding shares of all Parity Securities are entitled were paid in full.

          (b)   For the purposes of this Section 4, neither the consolidation nor merger of the Company with or into one or more corporations or other entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Company.

        5.    Redemption.

          (a)    Mandatory Redemption.    On August 24, 2024, the Company shall (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility and the legal availability of funds therefor), in the manner provided in Section 5(c) hereof, redeem all but not less than all of the shares of the Junior Preferred Stock then outstanding, at a redemption price equal to 100% of the aggregate liquidation preference (as then in effect) per share.

          (b)    Optional Redemption.

      (i)
      The Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time on or after February 24, 2009, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 5(b) hereof, any or all of the shares of the Junior Preferred Stock then outstanding, at a redemption price equal to the following percentages of the aggregate liquidation preference (as then in effect) per share, in each case beginning on February 24 of the year indicated:

Year	Redemption Price
2009	106%
2010	104%
2011	102%
2012 and thereafter	100%

      provided, however, that no optional redemption pursuant to this Section 5(b)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing shares of Junior Preferred Stock under, a Change of Control offer in accordance with the provisions of Section 7 hereof.

      (ii)
      In the event of one or more public offerings of Common Stock of the Company in an aggregate offering amount of at least fifty million dollars ($50,000,000) or as a result of which at least fifteen percent (15%) of the Common Stock of the Company (after giving effect to such offerings) is publicly traded (the "Public Offering"), the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor), at the option of the Company, redeem at any time or from time to time prior to February 24, 2007, from the net cash proceeds of the Public Offering, in the manner provided in Section 5(c) hereof, shares of the Junior Preferred Stock equal to up to 35% of such shares then outstanding, at a redemption price equal to 112% of the aggregate liquidation preference (as then in effect) per share.

      (iii)
      In the event of a redemption pursuant to Section 5(b)(i) or (ii) hereof of only a portion of the then outstanding shares of the Junior Preferred Stock, the Company shall effect such redemption, pro rata according to the number of shares held by each Holder of shares of Junior Preferred Stock.

          (c)    Procedures for Redemption.

      (i)
      At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Junior Preferred Stock, written notice (the "Redemption Notice")

        shall be given by first-class mail, postage prepaid, to each Holder of shares of Junior Preferred Stock to be redeemed, at such Holder's address as the same appears on the stock register of the Company; provided, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Junior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state: (1) the redemption price; (2) whether all or less than all of the outstanding shares of the Junior Preferred Stock are to be redeemed and the total number of shares of the Junior Preferred Stock being redeemed; (3) the number of shares of Junior Preferred Stock held by the Holder that the Company intends to redeem; (4) the date fixed for redemption; (5) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for redemption, in the manner and at the place designated, such Holder's certificate or certificates representing the shares of Junior Preferred Stock to be redeemed; (6) the Section of this Certificate of Designations pursuant to which the shares of Junior Preferred Stock called for redemption are being redeemed; and (7) that dividends on the shares of the Junior Preferred Stock to be redeemed shall cease to accrue on and after such Redemption Date unless the Company defaults in the payment in full of the redemption price. A Redemption Notice may not be conditional.

      (ii)
      Each Holder of shares of Junior Preferred Stock shall surrender to the Company the certificate or certificates representing its shares of Junior Preferred Stock to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      (iii)
      Unless the Company defaults in the payment in full of the redemption price, dividends on the shares of Junior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

        6.    Voting Rights.

          (a)   The Holders of shares of the Junior Preferred Stock, except as otherwise required under Delaware law, other applicable law or as set forth in Section 6(b) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

    (b)
    (i)    So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Parity Securities without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, except that without the approval of Holders of shares of Junior Preferred Stock, the Company may authorize and issue shares of Parity Securities the proceeds of which are used to redeem or repurchase, all shares of Junior Preferred Stock then outstanding.

      (ii)
      So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not authorize or issue any class or series of Senior Securities without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

      (iii)
      So long as any shares of the Junior Preferred Stock are outstanding, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Certificate of Incorporation of the Company or of any certificate amendatory thereof or supplemental thereto so as to (1) affect adversely any of the preferences, rights, powers or privileges of the Junior Preferred Stock or of the holders thereof as such or (2) authorize the issuance after the Closing Date of any additional shares of Junior Preferred Stock.

      (iv)
      So long as any shares of the Junior Preferred Stock are outstanding, prior to the issuance of any Series B Junior Subordinated Debentures, the Company shall not, without the affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, as a single class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, amend or modify (whether by merger, consolidation or otherwise) any of the provisions of the Series B Junior Subordinated Debenture or of any amendment or supplement thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Series B Junior Subordinated Debentures or of the holders thereof as such.

      (v)
      The affirmative vote or consent of the Holders of at least a majority of the outstanding shares of Junior Preferred Stock, voting or consenting, as the case may be, separately as one class, whether voting in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, may waive compliance with any provision of Part B of this Resolution.

      (vi)
      Except as set forth in Sections 6(b)(i) and 6(b)(ii) above or in clause (2) of Section 6(b)(iii) above, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class or series, including Junior Preferred Stock or any other series of Preferred Stock, shall not require the consent of the Holders of Junior Preferred Stock and shall not, unless not complying with Sections 6(b)(i) or 6(b)(ii) hereof or clause (2) of Section 6(b)(iii) above, be deemed to affect adversely the rights, preferences, privileges or voting rights of the Holders of shares of Junior Preferred Stock.

      (vii)
      The Company shall not amend or modify any of the provisions of the Certificate of Incorporation of the Company or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the preferences, rights, powers or privileges of the Junior Preferred Stock, or waive compliance with any provision of Part B of this Resolution, unless such amendment, modification or waiver applies identically to all shares of Junior Preferred Stock.

          (c)   In any case in which the Holders of shares of the Junior Preferred Stock shall be entitled to vote pursuant to this Section 6 or pursuant to Delaware law or other applicable law, each Holder of shares of the Junior Preferred Stock shall be entitled to one vote for each share of Junior Preferred Stock held.

        7.    Change of Control Offer.

          (a)   Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, and the legal availability of funds therefor, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder of shares of Junior Preferred Stock to repurchase, at the Holder's option, any or all of such Holder's shares of Junior Preferred Stock at a purchase price in cash equal to 101% of the aggregate liquidation preference (as then in effect) per share (the "Change of Control Payment").

          (b)   Within 30 days following any Change of Control, the Company shall mail a notice to each Holder of shares of Junior Preferred Stock stating: (1) that the Change of Control Offer is being made pursuant to this Section 7 and that all shares of Junior Preferred Stock duly tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any shares not tendered will continue to accumulate dividends; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Junior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends on the Change of Control Payment Date; (5) that Holders electing to have any shares of Junior Preferred Stock repurchased pursuant to a Change of Control Offer will be required to surrender such shares, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the certificate representing the shares of Junior Preferred Stock completed, or transfer such shares by book-entry transfer, to the Company or its transfer agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Company or the transfer agent, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Junior Preferred Stock delivered for repurchase, and a statement that such Holder is withdrawing its election to have such shares repurchased; and (7) that Holders whose shares of Junior Preferred Stock are being repurchased only in part will be issued a new certificate representing a number of shares of Junior Preferred Stock equal to the number of shares of Junior Preferred Stock that were not surrendered (or transferred by book-entry transfer) by the Holder for repurchase by the Company.

          (c)   On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all shares of Junior Preferred Stock or portions thereof properly tendered pursuant to the Change of Control Offer and (2) deposit with the Company or its transfer agent, as the case may be, an amount equal to the Change of Control Payment in respect of all shares of Junior Preferred Stock or portions thereof so tendered. The Company or its transfer agent, as the case may be, shall promptly mail to each Holder of shares of Junior Preferred Stock so tendered the Change of Control Payment for such shares or portions thereof. The Company shall promptly issue a new certificate representing shares of Junior Preferred Stock and mail (or cause to be transferred by book entry) to each Holder that did not sell all of its Junior Preferred Stock in the Change of Control Offer a new certificate representing the remaining number of shares of Junior Preferred Stock held by such Holder that were not purchased in the Change of Control Offer. The Company shall announce to its stockholders the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of shares of Junior Preferred Stock in connection with a Change of Control.

          (e)   Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 7 applicable to a Change of Control Offer made by the Company, and purchases all shares of Junior Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

        8.    Exchange.

          (a)    Conditions.

      (i)
      Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, the Company may, at its option on any Dividend Payment Date (herein the "Exchange Date"), exchange all, but not less than all, of the then outstanding shares of Junior Preferred Stock into the Series B Junior Subordinated Debentures. To exchange Junior Preferred Stock into Series B Junior Subordinated Debentures, the Company shall, (A) no later than the Exchange Date, exchange all of the then outstanding shares of Senior Preferred Stock, if any, into the Series A Junior Subordinated Debentures in accordance with Section 8 of Part A of this Certificate of Designations, and (B) send a written notice (the "Exchange Notice") of exchange by first-class mail to each Holder of shares of Junior Preferred Stock, which notice shall state: (v) that the Company has elected to exchange the Junior Preferred Stock into Series B Junior Subordinated Debentures pursuant to this Section 8; (w) the Exchange Date, which shall be the next succeeding Dividend Payment Date and shall not be less than 20 days following the date on which the Exchange Notice is mailed; (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Junior Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Junior Preferred Stock to be exchanged (properly endorsed or assigned for transfer); (y) that dividends on the shares of Junior Preferred Stock to be exchanged shall cease to accrue, and the Holders of such shares shall cease to have any further rights with respect to such shares (other than the right to receive Series B Junior Subordinated Debentures), on the Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on the Exchange Date unless the Company shall default in the delivery of Series B Junior Subordinated Debentures; and (z) that interest on the Series B Junior Subordinated Debentures shall accrue from and after the Exchange Date whether or not certificates for shares of Junior Preferred Stock are surrendered for exchange on the Exchange Date. On the Exchange Date, if the conditions set forth in clauses (1) through (3) below are satisfied, the Company shall issue Series B Junior Subordinated Debentures in exchange for the Junior Preferred Stock as provided in the next paragraph; provided, that on the Exchange Date: (1) there shall be legally available funds sufficient therefor (including legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation Law); (2) either (a) a registration statement relating to the Series B Junior Subordinated Debentures shall have been declared effective under the Securities Act prior to such exchange and shall continue to be in effect on the Exchange Date or (b)(i) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Series B Junior Subordinated Debentures pursuant to such exchange made in accordance with such exemption, the holders (assuming such holder is not an Affiliate of the Company) thereof will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (ii) such exemption is relied upon by the Company for such exchange; and (3) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Series B Junior Subordinated Debentures) would exist under the Series B Junior Subordinated Debentures.

      In the event that the issuance of the Series B Junior Subordinated Debentures is not permitted on the Exchange Date set forth in the Exchange Notice, or any of the conditions set forth in clauses (1) through (3) of the preceding sentence are not satisfied on the Exchange Date set forth in the Exchange Notice, the Exchange Date shall be deemed to be the first Business Day thereafter, if any, upon which all of such conditions are satisfied.

      (ii)
      Upon any exchange pursuant to Section 8(a)(i) hereof, each Holder of outstanding shares of Junior Preferred Stock shall be entitled to receive Series B Junior Subordinated Debentures in a principal amount equal to the sum of the aggregate liquidation preference (then in effect) of such Holder's shares of Junior Preferred Stock; provided, that the Company may pay cash in lieu of issuing a Series B Junior Subordinated Debenture in a principal amount of less than $1,000.00.

          (b)    Procedure for Exchange.

      (i)
      On or before the Exchange Date, each Holder of shares of Junior Preferred Stock shall surrender the certificate or certificates representing such shares of Junior Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Series B Junior Subordinated Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Junior Preferred Stock so exchanged (properly endorsed or assigned for transfer), such shares shall be exchanged by the Company into Series B Junior Subordinated Debentures. The Company shall pay interest on the Series B Junior Subordinated Debentures at the rate and on the dates specified therein from and after the Exchange Date.

      (ii)
      Subject to the conditions set forth in Section 8(a) hereof, as of the Exchange Date the rights of the Holders of shares of the Junior Preferred Stock as stockholders of the Company shall cease (except the right to receive Series B Junior Subordinated Debentures), and the Person or Persons entitled to receive the Series B Junior Subordinated Debentures issuable upon exchange shall be treated for all purposes as the registered Holder or Holders of such Series B Junior Subordinated Debentures as of the date of exchange without any further action of the Holders of shares of Junior Preferred Stock.

        9.    Restricted Payments.

          (a)   The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any other distribution in respect of shares of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock, and (ii) make any payment (except to the extent made with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of any of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock (each of the foregoing actions set forth in clauses (i) and (ii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default Event shall have occurred and be continuing or (2) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Preferred Stock Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of (without duplication): (x) 50% of the cumulative Consolidated Net Income (taken as one accounting period) of the Company accrued during the period commencing on the first day of the first full fiscal quarter in which the Preferred Stock Issue Date occurs to and including the last day of the most recent fiscal period for which internal financial statements are available (or if cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (v) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from a Capital Contribution or from the sale subsequent to the Preferred Stock Issue Date of Qualified Capital Stock of the Company. For purposes of this Section 9, the term "Restricted Payment" does not include (A) any dividend, distribution or other payment on or with respect to any Capital Stock of the Company, or any warrants, options or rights to acquire shares of such Capital Stock, to the extent payable solely in shares of Qualified Capital Stock, (B) any dividend, distribution or other payment to the Company, or to any Subsidiary of the Company, by the Company or any of its Subsidiaries; (C) the payment of the Merger Consideration (as defined in the Merger Agreement); or (D) any dividend, distribution or other payment with respect to the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation."

          (b)   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default Event shall have occurred and be continuing, Restricted Payments which do not exceed $15,000,000 in the aggregate from and after the Preferred Stock Issue Date; (3) for the avoidance of doubt, payments pursuant to the Management Agreement; (4) if no Default Event shall have occurred and be continuing, repurchases (and payments of cash dividends to any Parent Entity for repurchases) of Capital Stock from FTD-member florists or distributors (or their heirs or estates), or employees or directors (or their heirs or estates) of, the Company, any Parent Entity or any Subsidiary of the Company, upon the death, disability or termination of employment (or termination of membership or distribution, in the case of a FTD-member florist or distributor); provided, that such repurchases are made with the proceeds of such dividends to any Parent Entity within three Business Days of the payment of such dividends, and payments of cash, or dividends, distributions or advances to any Parent Entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of any Parent Entity, in an aggregate amount not to exceed $7,500,000 after the Preferred Stock Issue Date; (5) if no Default Event shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Preferred Stock Issue Date; (6) payments of amounts equal to any insurance proceeds received by FTD, Inc. in respect of the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation"; (7) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Capital Stock, or warrants, options or other rights to acquire such Capital Stock, that is paid pro rata to all holders of such Capital Stock, warrants, options or rights, as applicable; (8) (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Company with the Net Cash Proceeds received by the Company made within 60 days of the sale of its Qualified Capital Stock (other than to a Subsidiary), or (ii) any issuance of Qualified Capital Stock of the Company in exchange for, or the proceeds of which are used to purchase, any Capital Stock of the Company; (9) the repurchase of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock, warrants, options or other rights represent a portion of the exercise price thereof; (10) the payment of dividends in cash on (or the purchase, redemption, exchange or other acquisition or retirement of) shares of (i) the Senior Preferred Stock, or (ii) the Junior Preferred Stock to the extent not prohibited by the designations of the Senior Preferred Stock; and (11) payments to a Parent Entity (or a subsidiary of a Parent Entity), (i) to enable the Parent Entity to pay federal, state or local tax liabilities (any such payments to a Parent Entity, a "Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its United States subsidiaries to the appropriate taxing authorities to the extent that the Parent Entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Company or its United States subsidiaries; provided, that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the Parent Entity and each such United States subsidiary is a member of the Company Affiliated Group and (y) any Tax Payments shall either be used by the Parent Entity to pay such tax liabilities within 90 days of the Parent Entity's (or a subsidiary of a Parent Entity) receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed (A) prior to an initial public offering by any Parent Entity, $500,000 per year and (B) after an initial public offering by any Parent Entity, $2,000,000 per year, in each case in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, filing and listing fees and other corporate overhead expenses in the ordinary course of business (for purposes of this clause (11), "tax liabilities" shall include any penalties and interest related to a tax liability.

          In determining the aggregate amount of Restricted Payments made subsequent to the Preferred Stock Issue Date in accordance with clause (2) of Section 9(a) hereof, amounts distributed pursuant to clauses (1), (5) and (10) of this Section 9(b) hereof shall be included in such calculation, and amounts distributed pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (11) shall not be included in such calculation. For purposes of this Section 9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

        10.    Reports.

        So long as any shares of Junior Preferred Stock are outstanding, the Company shall furnish to each Holder of shares of Junior Preferred Stock (at such Holder's address as the same appears on the stock register of the Company): (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on without any qualification arising out of the scope of the audit, by the Company's independent certified public accountants; and (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by the Chief Executive Officer, the President, or the Chief Financial Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

        11.    Preemptive Rights.

        No shares of Junior Preferred Stock shall have any rights of preemption whatsoever hereunder as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

        12.    Conversion.

        No shares of Junior Preferred Stock shall be convertible into Common Stock of the Company or any other securities convertible or exchangeable into Common Stock of the Company.

        13.    Reissuance of Junior Preferred Stock.

        Shares of Junior Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased, redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and, subject to the provisions of Sections 6(b)(i) and 6(b)(ii) hereof and clause (2) of Section 6(b)(iii) hereof, may be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Company; provided, that such shares may not in any event be reissued as Junior Preferred Stock.

        14.    Business Day.

        If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

        15.    Definitions and Interpretation.

          (a)    Definitions.    As used in Part B of this Resolution, the following terms shall have the following meanings, unless the context otherwise requires:

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that, with respect to the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors of the Company shall for such purposes be deemed to constitute control.

            "Asset Sale" means, in one or a series of related transactions, the conveyance, sale, transfer, assignment or other disposal by the Company or any of its Subsidiaries of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Capital Stock, or warrants, options or other rights to acquire such Capital Stock, of any of the Company's Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, by one of the Company's Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Company or another Subsidiary.

            "Bank Facility" shall mean that certain Credit Agreement, dated as of the Closing Date (as modified and supplemented from time to time), by and among FTD, Inc., a Delaware corporation, the Lenders from time to time parties thereto, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent.

            "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Preferred Stock Issue Date), whether or not applicable.

            "Board of Directors" means the Board of Directors of the Company.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Contribution" means any contribution to the equity of the Company subsequent to the Preferred Stock Issuance Date for which no consideration (other than the issuance of Qualified Capital Stock) is given.

            "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

            "Cash Equivalents" shall have the meaning ascribed to such term in the Series B Junior Subordinated Debentures.

            "Certificate of Incorporation" means the Company's Certificate of Incorporation.

            "Change of Control" means: (1) prior to consummation of the first Public Offering after the Preferred Stock Issue Date, the Permitted Holders shall cease to beneficially own, in the aggregate, a majority of the voting power of the Voting Equity Interests of the Company, or (2) following the consummation of the first Public Offering after the Preferred Stock Issue Date, (A) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (B) any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the Company and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (C) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, or (D) the Company adopts a plan of liquidation. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable. "Continuing Director" means during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any Parent Entity, if such agreement was approved by a vote of such majority of directors).

            "Closing Date" has the meaning attributed to such term in the Merger Agreement.

            "Common Stock" means, of any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

            "Company" means Mercury Man Holdings Corporation, a Delaware corporation.

            "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (before preferred stock dividends and otherwise determined on a consolidated basis in accordance with GAAP) for such period; provided, that there shall be excluded therefrom (only to the extent included in computing such net income (or loss) and without duplication): (a) any net after-tax gain, loss, charge or expense which is either extraordinary (as determined in accordance with GAAP) or is either unusual or nonrecurring (including any restructuring charges and any gain, loss, charge or expense from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any securities) as determined in good faith by the Company, it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination, (b) the net income, if positive, of any Person, other than a Subsidiary, in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income, if positive, of any of such Person's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the cumulative effect of a change in accounting principles, (e) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company, (f) amounts resulting from currency fluctuations, and (g) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142.

            "Contribution Agreements" means, collectively: (i) the Contribution and Subscription Agreements, each dated as of February 24, 2004, by and between Robert L. Norton and the Company, (ii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Jon R. Burney and the Company; (iii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Ann M. Hofferberth and the Company; (iv) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Lawrence W. Johnson and the Company; (v) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between George T. Kanganis and the Company; (vi) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Timothy D. Meline and the Company; (vii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Daniel W. Smith and the Company; (viii) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between William J. Van Cleave and the Company; and (ix) the Contribution and Subscription Agreement, dated as of February 24, 2004, by and between Carrie A. Wolfe and the Company, as each of the same may be amended from time to time.

            "Default Event" means any of the following events: (i) any time when the Company fails to make a mandatory redemption of the Junior Preferred Stock when required (whether or not any contractual or other restrictions apply to such redemption, including restrictions imposed by the Bank Facility) pursuant to Section 5(a) hereof; or (ii) any time when the Company fails to make an offer to repurchase all of the outstanding shares of Junior Preferred Stock (or fails to consummate any such offer to repurchase) following a Change of Control, if such offer to repurchase is required to be made pursuant to Section 7(a) hereof (whether or not any contractual or other restrictions apply to such repurchase, including restrictions imposed by the Bank Facility).

            "Disqualified Capital Stock" means (i) that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to August 24, 2024, (ii) any preferred stock of the Company that is issued for cash and is so designated as Disqualified Capital Stock, pursuant to an officer's certificate on the issuance date thereof, and (iii) any Capital Stock, or warrants, options or rights to acquire shares of Capital Stock, of any Subsidiary of such Person other than common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Junior Preferred Stock pursuant to Section 7 hereof.

            "Dividend Payment Date" means January 1, April 1, July 1, and October 1 of each year following the Preferred Stock Issue Date.

            "Dividend Period" means the Initial Dividend Period and, thereafter, each Quarterly Dividend Period.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Date" has the meaning set forth in Section 8(a)(i) hereof.

            "Exchange Notice" has the meaning set forth in Section 8(a)(i) hereof.

            "Excluded Person" means GEI and its Related Parties.

            "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors acting reasonably and in good faith.

            "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession in the United States.

            "GEI" means Green Equity Investors IV, L.P., a Delaware limited partnership.

            "Holder" means a Person in whose name a share of Junior Preferred Stock is registered.

            "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of the principal amount of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any capitalized lease obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more liens on any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (2) the principal amount thereof in the case of any other Indebtedness.

            "Indenture" means that certain Indenture dated as of February 6, 2004 (as modified and supplemented from time to time) by and between Nectar Merger Corporation (a wholly-owned subsidiary of the Company which was merged with and into FTD, Inc.) and U.S. Bank National Association, as trustee governing the $175 million 7.75% Junior Subordinated Notes due 2014.

            "Initial Dividend Period" means the dividend period commencing on the Preferred Stock Issue Date and ending on the day before the first Dividend Payment Date to occur thereafter.

            "Interest Swap and Hedging Obligation" shall have the meaning ascribed to such term in the Series A Junior Subordinated Debentures.

            "Junior Preferred Stock" means the Company's 12% Junior Redeemable Exchangeable Cumulative Preferred Stock.

            "Junior Securities" has the meaning set forth in Section 2 hereof.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

            "LGP" means Leonard Green & Partners, L.P., a Delaware limited partnership.

            "liquidation preference" has the meaning set forth in Section 4(a) hereof.

            "Management Agreement" means that certain management agreement among any one or more of the Company's Subsidiaries and Leonard Green & Partners, L.P., as such agreement may be amended from time to time.

            "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 5, 2003, by and among the Company, Nectar Merger Corporation and FTD, Inc.

            "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the direct costs relating to such Asset Sale or issuance of Qualified Capital Stock, including, without limitation, legal, accounting, investment banking and other professional fees, and brokerage and sales commissions and any relocation expenses incurred as a result thereof incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry-forwards, and similar tax attributes, (2) cash payments attributable to Persons owning an interest (other than a lien) in the assets subject to the Asset Sale, (3) any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liability associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) any holdbacks with respect to indemnification obligations or purchase price adjustments pending receipt thereof.

            "Parent Entity" means a Person that holds, directly or indirectly, Voting Equity Interests of the Company with voting power, in the aggregate, at least equal to the voting power of the Voting Equity Interests of the Company held by the Permitted Holders on the Preferred Stock Issue Date.

            "Parity Securities" has the meaning set forth in Section 2 hereof.

            "Permitted Holders" each of Leonard Green & Partners, L.P., a Delaware limited partnership, and Green Equity Investors IV, L.P., a Delaware limited partnership, and any of their Affiliates.

            "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

            "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "Preferred Stock Issue Date" means the first date on which shares of Junior Preferred Stock are originally issued by the Company.

            "Public Offering" has the meaning set forth in Section 5(b)(ii) hereof.

            "Qualified Capital Stock" means the Senior Preferred Stock, the Junior Preferred Stock and any other Capital Stock that is not Disqualified Capital Stock.

            "Quarterly Dividend Period" means the quarterly period commencing on each January 1, April 1, July 1 and October 1 and ending on the day before the following Dividend Payment Date.

            "Redemption Date" with respect to any shares of Junior Preferred Stock, means the date on which such shares of Junior Preferred Stock are redeemed by the Company.

            "Redemption Notice" has the meaning set forth in Section 5(c)(i) hereof.

            "Resolution" means this resolution adopted and approved by the Board of Directors dated as of February 23, 2004 authorizing the Senior Preferred Stock and the Junior Preferred Stock.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Senior Preferred Stock" means the Company's 14% Senior Redeemable Exchangeable Cumulative Preferred Stock.

            "Senior Securities" has the meaning set forth in Section 2 hereof.

            "Series B Junior Subordinated Debentures" means the Company's 12% Series B Junior Subordinated Debentures due 2024 substantially in the form attached to the Resolution as Annex II.

            "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, among the Company, GEI, FTD Co-Investment LLC, a Delaware limited liability company, Robert L. Norton, Jon R. Burney, Ann M. Hofferberth, Lawrence W. Johnson, George T. Kanganis, Timothy D. Meline, Daniel W. Smith, William J. Van Cleave, Carrie A. Wolfe and the other parties thereto, as the same may be amended from time to time.

            "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "Voting Equity Interests" means Capital Stock, or warrants, options or other rights to acquire such Capital Stock, which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

          (b)    Interpretation.    For the purposes of Part B of this Certificate of Designations: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, and (iii) the word "hereof" and words of similar import shall mean Part B of this Certificate of Designations.

ANNEX I
FORM OF SERIES A JUNIOR SUBORDINATED DEBENTURE

[FORM OF SERIES A JUNIOR SUBORDINATED DEBENTURE]

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

MERCURY MAN HOLDINGS CORPORATION

14% JUNIOR SUBORDINATED DEBENTURE DUE 2024

$	[DATE]

        Mercury Man Holdings Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company"), for value received, hereby promises to pay to                        , or registered assigns (the "Holder"), the principal sum of                        dollars, together with any accrued and unpaid interest, on August 24, 2024 (the "Maturity Date"), and to pay interest, calculated and payable as set forth below.

ARTICLE I.

PAYMENT OF PRINCIPAL AND INTEREST

        Section 1.1    Payment of Principal and Interest.    Interest on the principal balance of this Debenture outstanding from time to time until paid in full shall accrue at the rate of 14% per annum, computed on the basis of a 360-day year, commencing on the Exchange Date, payable semi-annually on each Interest Payment Date and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 16% per annum on any overdue principal and on any overdue installment of interest, until paid as specified herein. Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and at such place in the United States as the Company may from time to time designate in writing to the Holders.

        Section 1.2    Payment Only on Business Days.    Any payment hereunder which, but for this Section 1.2, would be payable on a day which is not a Business Day, shall instead be due and payable on the Business Day next following such date for payment.

ARTICLE II.

REMEDIES

        Section 2.1    Events of Default.    (a) Each of the following is an "Event of Default":

            (i)  the Company defaults for 30 days in the payment when due of interest on this Debenture whether or not prohibited by the subordination provisions herein;

           (ii)  the failure by the Company to pay all or any part of the principal or premium on this Debenture when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including payment of the Change of Control Purchase Price, or otherwise;

          (iii)  the failure by the Company to observe or perform any other covenant or agreement contained in this Debenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holder, specifying such Default;

          (iv)  the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding

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  under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

           (v)  (A) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, (B) the consent by the Company or any Subsidiary of the Company to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any Subsidiary of the Company, or (C) the making by the Company or any Subsidiary of the Company of any general assignment for the benefit of creditors;

          (vi)  a default in any Indebtedness of the Company or its Subsidiaries, with an aggregate principal amount in excess of $15,000,000 (a) resulting from the failure to pay principal at maturity or interest or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; or

         (vii)  a final unsatisfied judgment or final unsatisfied judgments for the payment of money not covered by insurance in an aggregate amount in excess of $15,000,000, at any one time rendered against the Company or any Subsidiary of the Company by a court or courts of competent jurisdiction, which judgments remain unstayed, undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days.

        (b)   In the case of (1) an Event of Default specified in clause (i) or (ii) of Section 2.1(a) hereof, the Holder hereof may, at its option, by notice in writing to the Company, declare this Debenture to be, and this Debenture shall thereupon be and become, due and payable immediately without further action or notice, or (2) an Event of Default specified in clause (iv) or (v) of Section 2.1(a) hereof, with respect to the Company or any of its Subsidiaries, this Debenture will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 50% in principal amount of the then Outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (iv) or (v) of Section 2.1 hereof occurs with respect to the Company or any of its Subsidiaries, all Outstanding Debentures shall be due and payable immediately without further action or notice.

        (c)   If payment of this Debenture is accelerated because of an Event of Default, the Company shall promptly notify the holders of Senior Debt of the acceleration.

        (d)   If any Event of Default shall have occurred and be continuing, subject to the provisions of Article 2 and Article 5 hereof, the Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Debenture or in aid of the exercise of any power granted to the Holder under this Debenture.

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        Section 2.2    Unconditional Right of Holders to Receive Principal and Interest.    Notwithstanding any other provision in this Debenture, the Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Debenture on the Maturity Date (or, in the case of redemption, on the Redemption Date, or in the case of a Change of Control Offer made by the Company, on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 2.3    Restoration of Rights and Remedies.    If the Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions under this Debenture and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

        Section 2.4    Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Debenture in Section 7.6, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 2.5    Delay or Omission Not Waiver.    No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient by the Holder.

ARTICLE III.

COVENANTS

        Section 3.1    Limitation on Merger, Sale or Consolidation.    The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, assign, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (a)   either (i) the Company is the continuing entity or (i) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes in writing all of the obligations of the Company in connection with this Debenture; and

          (b)   no Default or Event of Default shall exist or shall occur immediately after such transaction(s).

          In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        Section 3.2    Successor Substituted.    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and be substituted for (so that

3

from and after the date of such consolidation, merger, transfer or consummation of a plan of liquidation, the provisions of this Debenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor corporation had been named therein as the Company; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on this Debenture except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 3.1 hereof.

        Section 3.3    Change of Control Offer.

          (a)   Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase, at the Holder's option, this Debenture or any portion hereof at a cash price equal to 101% of the aggregate principal amount of this Debenture then outstanding that is accepted for repurchase by the Holder hereof, plus, without duplication, all unpaid interest on the Debenture (including an amount equal to the prorated interest from the Interest Payment Date immediately prior to the repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

          (b)   Within 30 days following any Change of Control, the Company shall mail a notice to the Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 3 and that this Debenture, upon being duly tendered, will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that if less than the full principal amount of this Debenture is tendered, the amount not so tendered will continue to accrue interest in accordance with Section 1.1; (4) that, unless the Company defaults in the payment of the Change of Control Payment, the portion of this Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that the Holder electing to have this Debenture or any portion hereof repurchased pursuant to a Change of Control Offer will be required to surrender this Debenture to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that the Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount tendered for repurchase, and a statement that the Holder is withdrawing its election to have the Debenture or such portion, repurchased; and (7) that the Holder, if the Debenture is being repurchased only in part, will be issued a new debenture with the same terms and conditions as this Debenture in a principal amount equal in amount to the unpurchased principal amount of the Debenture.

          (c)   On the Change of Control Payment Date, the Company shall accept for payment this Debenture or any portion hereof properly tendered pursuant to the Change of Control Offer. The Company shall promptly mail to the Holder the Change of Control Payment for this Debenture or any portion hereof. The Company shall promptly issue a new debenture for any unpurchased portion of this Debenture surrendered by the Holder, if any. The Company shall announce to all holders of Company debentures the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of this Debenture in connection with a Change of Control.

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          (e)   The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in the manner, at the times and otherwise in compliance with the terms of this Section 3. Any portion of this Debenture purchased by such third party as contemplated by the preceding sentence shall, notwithstanding the foregoing provisions of this Section 3, remain outstanding and continue to accrue interest on and after the Change of Control Payment Date.

          (f)    Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Debenture applicable to a Change of Control Offer made by the Company, and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

        Section 3.4    Restricted Payments.

          (a)   The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any other distribution in respect of shares of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock, and (ii) make any payment (except to the extent made with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of any of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock (each of the foregoing actions set forth in clauses (i) and (ii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default Event shall have occurred and be continuing or (2) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Preferred Stock Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of (without duplication): (x) 50% of the cumulative Consolidated Net Income (taken as one accounting period) of the Company accrued during the period commencing on the first day of the first full fiscal quarter in which the Preferred Stock Issue Date occurs to and including the last day of the most recent fiscal period for which internal financial statements are available (or if cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (y) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from a Capital Contribution or from the sale subsequent to the Preferred Stock Issue Date of Qualified Capital Stock of the Company. For purposes of this Section 3.4, the term "Restricted Payment" does not include (A) any dividend, distribution or other payment on or with respect to any Capital Stock of the Company, or any warrants, options or rights to acquire shares of such Capital Stock, to the extent payable solely in shares of Qualified Capital Stock, (B) any dividend, distribution or other payment to the Company, or to any Subsidiary of the Company, by the Company or any of its Subsidiaries; (C) the payment of the Merger Consideration (as defined in the Merger Agreement); or (D) any dividend, distribution or other payment with respect to the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation."

          (b)   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default Event shall have occurred and be continuing, Restricted Payments which do not exceed $15,000,000 in the aggregate from and after the Preferred Stock Issue Date; (3) for the avoidance of doubt, payments pursuant to the Management Agreement; (4) if no Default Event shall have occurred and be continuing, repurchases (and payments of cash dividends to any Parent Entity for repurchases) of Capital Stock from FTD-member florists or distributors (or their heirs or estates), or employees or directors (or their heirs or estates) of, the Company, any Parent Entity or any Subsidiary of the Company, upon the death, disability or termination of employment (or

5

  termination of membership or distribution, in the case of a FTD-member florist or distributor); provided, that such repurchases are made with the proceeds of such dividends to any Parent Entity within three Business Days of the payment of such dividends, and payments of cash, or dividends, distributions or advances to any Parent Entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of any Parent Entity, in an aggregate amount not to exceed $7,500,000 after the Preferred Stock Issue Date; (5) if no Default Event shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Preferred Stock Issue Date; (6) payments of amounts equal to any insurance proceeds received by FTD, Inc. in respect of the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation"; (7) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Capital Stock, or warrants, options or other rights to acquire such Capital Stock, that is paid pro rata to all holders of such Capital Stock, warrants, options or rights, as applicable; (8) (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Company with the Net Cash Proceeds received by the Company made within 60 days of the sale of its Qualified Capital Stock (other than to a Subsidiary), or (ii) any issuance of Qualified Capital Stock of the Company in exchange for, or the proceeds of which are used to purchase, any Capital Stock of the Company; (9) the repurchase of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock, warrants, options or other rights represent a portion of the exercise price thereof; (10) the payment of dividends in cash on (or the purchase, redemption, exchange or other acquisition or retirement of) shares of the Junior Preferred Stock to the extent not prohibited by this Debenture; and (11) payments to a Parent Entity (or a subsidiary of a Parent Entity), (i) to enable the Parent Entity to pay federal, state or local tax liabilities (any such payments to a Parent Entity, a "Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its United States subsidiaries to the appropriate taxing authorities to the extent that the Parent Entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Company or its United States subsidiaries; provided, that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the Parent Entity and each such United States subsidiary is a member of the Company Affiliated Group and (y) any Tax Payments shall either be used by the Parent Entity to pay such tax liabilities within 90 days of the Parent Entity's (or a subsidiary of a Parent Entity) receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed (A) prior to an initial public offering by any Parent Entity, $500,000 per year and (B) after an initial public offering by any Parent Entity, $2,000,000 per year, in each case in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, filing and listing fees and other corporate overhead expenses in the ordinary course of business (for purposes of this clause (11), "tax liabilities" shall include any penalties and interest related to a tax liability.

        In determining the aggregate amount of Restricted Payments made subsequent to the Preferred Stock Issue Date in accordance with clause (2) of Section 3.4(a) hereof, amounts distributed pursuant to clauses (1), (5) and (10) of this Section 3.4(b) hereof shall be included in such calculation, and amounts distributed pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (11) shall not be included in such calculation. For purposes of this Section 3.4, the amount of any Restricted Payment made or

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returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

        Section 3.5    Reports.    The Company shall furnish to the Holder (at such Holder's address as set forth below): (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on without any qualification arising out of the scope of the audit, by the Company's independent certified public accountants; and (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by the Chief Executive Officer, the President, or the Chief Financial Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

        Section 3.6    Investment Company.    The Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

        Section 3.7    No Senior Subordinated Debt.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to this Debenture.

        Section 3.8    Waiver of Usury, Stay or Extension Laws.    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 3.9    Taxes.    The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holder.

        Section 3.10    Corporate Existence.    Subject to Section 3.1 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (a)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

          (b)   the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if

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  the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holder.

ARTICLE IV.

REDEMPTION OF DEBENTURES

        Section 4.1    Optional Redemption.

    (a)
    (i)    The Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility), at the option of the Company, redeem at any time or from time to time on or after February 24, 2009, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 4.2 hereof, this Debenture or any portion hereof, at a redemption price equal to the following percentages of the aggregate principal amount proposed to be redeemed by the Company plus, without duplication, all accrued and unpaid interest on the Debenture, if any, to the Redemption Date, in each case beginning on February 24 of the year indicated:

Year	Redemption Price
2009	106%
2010	104%
2011	102%
2012 and thereafter	100%

    provided, however, that no optional redemption pursuant to this Section 4.1(a)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing this Debenture or any portion hereof, under, a Change of Control offer in accordance with the provisions of Section 3.3 hereof.

    (ii)
    In the event of one or more public offerings of Common Stock of the Company in an aggregate offering amount of at least fifty million dollars ($50,000,000) or as a result of which at least fifteen percent (15%) of the Common Stock of the Company (after giving effect to such offerings) is publicly traded (the "Public Offering"), the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility), at the option of the Company, redeem at any time or from time to time prior to February 24, 2007, from the net cash proceeds of the Public Offering, in the manner provided in Section 4.2 hereof, this Debenture, at a redemption price equal to 107.75% of the aggregate principal amount proposed to be redeemed by the Company plus, without duplication, all accrued and unpaid interest on the Debenture, if any, to the Redemption Date; provided, that, the Company shall redeem only up to 35% in principal amount of the then Outstanding Debentures.

    (iii)
    Notwithstanding Section 4.1(a)(i) above, in the event FTD, Inc. receives any amounts, payments or proceeds (including any damages, punitive damages, interests and costs) from its insurance carriers (the "Insurance Award") in connection with the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation" in the Court of Chancery for New Castle County in Wilmington, Delaware, or the resolution of FTD, Inc.'s litigation with such insurance carriers arising out of such carriers' denial of coverage for such shareholder class actions, the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility), at the option of the

8

        Company, redeem at any time or from time to time, with funds equal to the amount of net proceeds of the Insurance Award, in the manner provided in Section 4.2 hereof, this Debenture, at a redemption price equal to 100% of the aggregate principal amount proposed to be redeemed by the Company plus, without duplication, all accrued and unpaid interest on the Debenture, if any, to the Redemption Date.

          (b)   In the event of a redemption pursuant to Section 4.1(a)(i), (ii) or (iii) hereof of only a portion of the total aggregate principal amount outstanding of the Outstanding Debentures, the Company shall effect such redemption as it determines pro rata according to the principal amount outstanding of debentures held by each Holder of Outstanding Debentures.

        Section 4.2    Procedures for Redemption.

          (a)   At least 30 days and not more than 60 days prior to the date fixed for any redemption of this Debenture, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to the Holder at such Holder's address as set forth below. The Redemption Notice shall state: (1) the redemption price; (2) whether all or less than all the outstanding principal amount of this Debenture is to be redeemed and the amount being redeemed; (3) the date fixed for redemption; (4) that the Holder is to surrender the Debenture to the Company, at the place or places where the Debenture is to be surrendered for redemption, in the manner and at the place designated; (5) the Section of this Debenture pursuant to which the Debenture called for redemption is being redeemed; and (6) that interest on the portion of the Debenture to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment in full of the redemption price. A Redemption Notice may not be conditional.

          (b)   The Holder shall surrender to the Company this Debenture to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for this Debenture shall be payable in cash to the Person whose name appears on this Debenture as the holder thereof, and this Debenture shall be canceled and retired. In the event that less than all of the principal amount outstanding represented by this Debenture is redeemed, a new debenture, with the same terms and conditions as this Debenture, shall be issued representing the unredeemed portion.

          (c)   Unless the Company defaults in the payment in full of the redemption price, interest on the portion of this Debenture called for redemption shall cease to accrue on the Redemption Date, and the Holder shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

ARTICLE V.

SUBORDINATION

        Section 5.1    Agreement to Subordinate.    The Company agrees, and the Holder by accepting this Debenture agrees, that the Indebtedness evidenced by this Debenture and all Obligations in respect of this Debenture are subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

        Section 5.2    Liquidation; Dissolution; Bankruptcy.    Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities (1) the holders of all Senior Debt of the Company shall first be entitled to receive payment in full in cash or

9

Cash Equivalents of all Senior Debt (including Post-Commencement Interest and Expense Claims) before the Holder is entitled to receive any payment on account of the principal of and interest on this Debenture or any Obligation in respect to this Debenture (other than Junior Securities); and (2) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Securities), to which the Holder would be entitled (by set-off or otherwise), except for this Article 5, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representatives to the extent necessary to make payment in full of all such Senior Debt (including Post-Commencement Interest and Expense Claims) remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Debt.

        Section 5.3    Default on Senior Debt.

          (a)   The Company may not make any payment or distribution to the Holder in respect of Obligations with respect to this Debenture and may not acquire from the Holder this Debenture for cash or property (other than Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

              (i)  payment default on Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

             (ii)  any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Company receives a notice of such default (a "Payment Blockage Notice") from the holders of any Senior Debt. If the Company receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal and interest on this Debenture that have come due have been paid in full in cash.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 90 days.

          (b)   The Company may and will resume payments on and distributions in respect of this Debenture and may acquire this Debenture upon the earlier of:

              (i)  in the case of a payment default, upon the date upon which such default is cured or waived, or

             (ii)  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated, if this Article 5 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

        Section 5.4    Acceleration.    If payment of this Debenture is accelerated because of an Event of Default, the Company will promptly notify the holders of Senior Debt of the acceleration.

        Section 5.5    Subrogation.    After all Senior Debt is paid in full in cash or Cash Equivalents and until this Debenture is paid in full, the Holder shall be subrogated (equally and ratably with all other Indebtedness pari passu with this Debenture) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holder has been applied to the payment of Senior Debt. A distribution made under this Article 5 to holders of Senior Debt that otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on this Debenture. No holder of Senior Debt shall be

10

obligated to create, warrant, preserve or protect any such subrogation right or shall suffer any loss or diminution of its rights hereunder if for any reason (including the lack of enforceability or disallowance of any Post-Commencement Interest and Expense Claim) such right of subrogation is not available to any Holder.

        Section 5.6    Relative Rights.    This Article 5 defines the relative rights of the Holder and holders of Senior Debt. Nothing in this Debenture shall:

          (a)   impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Debenture in accordance with its terms;

          (b)   affect the relative rights of the Holder and creditors of the Company other than their rights in relation to the holders of Senior Debt; or

          (c)   prevent the Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of Senior Debt to receive distributions and payments otherwise payable to the Holder.

        If the Company fails because of this Article 5 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

        Section 5.7    Subordination May Not Be Impaired by Company.

          (a)   No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by this Debenture shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any holder of Senior Debt to comply with this Debenture.

          (b)   Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Article 5 or the Obligations hereunder of the Holder to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Debentures in accordance with the provisions set forth in Section 5.2 or to pursue any rights or remedies against the Company under this Debenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 5.

ARTICLE VI.

DEFINITIONS

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

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        "Asset Sale" means, in one or a series of related transactions, the conveyance, sale, transfer, assignment or other disposal by the Company or any of its Subsidiaries of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Capital Stock, or warrants, options or other rights to acquire such Capital Stock, of any of the Company's Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, by one of the Company's Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Company or another Subsidiary.

        "Bank Facility" shall mean that certain Credit Agreement, dated as of the Closing Date (as modified and supplemented from time to time), by and among FTD, Inc., a Delaware corporation, the Lenders from time to time parties thereto, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Exchange Date), whether or not applicable.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

        "Capital Contribution" means any contribution to the equity of the Company subsequent to the Preferred Stock Issuance Date from a direct or indirect parent of the Company for which no consideration (other than the issuance of Qualified Capital Stock) is given.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

        "Cash Equivalents" means:

          (a)   securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year after the date of acquisition;

          (b)   demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, maturing within one year after the date of acquisition;

          (c)   commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, maturing within one year after the date of acquisition;

          (d)   repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (b) above, for direct obligations issued by or fully guaranteed by the United States of America (provided, that the full faith and credit of the United States of America is pledged in support thereof), having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations;

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          (e)   interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (a) through (d) above;

          (f)    direct investments in tax exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing; provided, that such obligations mature within six months from the date of acquisition thereof; or

          (g)   investments in mutual funds, 95% of more of the assets of which are invested in obligations of the types described in clauses (a) - (f) above.

        "Change of Control" means (1) prior to consummation of the first Public Offering after the Preferred Stock Issue Date, the Permitted Holders shall cease to beneficially own, in the aggregate, a majority of the voting power of the Voting Equity Interests of the Company, or (2) following the consummation of the first Public Offering after the Preferred Stock Issue Date, (A) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (B) any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the Company and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (C) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, or (D) the Company adopts a plan of liquidation. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable. "Continuing Director" means during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any Parent Entity, if such agreement was approved by a vote of such majority of directors).

        "Change of Control Offer" has the meaning set forth in Section 3.3(a).

        "Change of Control Payment" has the meaning set forth in Section 3.3(a).

        "Change of Control Payment Date" has the meaning set forth in Section 3.3(b).

        "Closing Date" has the meaning attributed to such term in the Merger Agreement.

        "Common Stock" means, of any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

        "Company" has the meaning set forth in the Preamble.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (before preferred stock dividends and otherwise

13

determined on a consolidated basis in accordance with GAAP) for such period; provided, that there shall be excluded therefrom (only to the extent included in computing such net income (or loss) and without duplication): (a) any net after-tax gain, loss, charge or expense which is either extraordinary (as determined in accordance with GAAP) or is either unusual or nonrecurring (including any restructuring charges and any gain, loss, charge or expense from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any securities) as determined in good faith by the Company, it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination, (b) the net income, if positive, of any Person, other than a Subsidiary, in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income, if positive, of any of such Person's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the cumulative effect of a change in accounting principles, (e) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company, (f) amounts resulting from currency fluctuations, and (g) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142.

        "Debenture" means this 14% Series A Junior Subordinated Debenture due 2024.

        "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to August 24, 2024, (ii) any preferred stock of the Company that is issued for cash and is so designated as Disqualified Capital Stock, pursuant to an officer's certificate on the issuance date thereof, and (iii) any Capital Stock, or warrants, options or rights to acquire shares of Capital Stock, of any Subsidiary of such Person other than common equity with no preferences, privileges, and no redemption or repayment provisions]. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Debentures pursuant to Section 3.3.

        "Event of Default" has the meaning set forth in Section 2.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Date" means the date fixed by the Company at its option upon which the Company's Senior Preferred Stock was exchanged for an aggregate principal amount of Debentures equal to the liquidation value of the Senior Preferred Stock so exchanged.

        "Excluded Person" means GEI and its Related Parties.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

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Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession in the United States.

        "GEI" means Green Equity Investors IV, L.P., a Delaware limited partnership.

        "Holder" has the meaning set forth in the Preamble.

        "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of the principal amount of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any capitalized lease obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more liens on any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (2) the principal amount thereof in the case of any other Indebtedness.

        "Indenture" means that certain Indenture dated as of February 6, 2004 (as modified and supplemented from time to time) by and between Nectar Merger Corporation (a wholly-owned subsidiary of the Company which was merged with and into FTD, Inc.) and U.S. Bank National Association, as trustee governing the $175 million 7.75% Senior Subordinated Notes due 2014.

        "Insurance Award" has the meaning set forth in Section 4.1(a)(iii) hereof.

        "Interest Payment Date" means each January 1 and July 1 commencing the earlier of the first January 1 or July 1 immediately following the Exchange Date.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement, commodity hedging agreement or any other

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agreement or arrangement designed to protect against fluctuations in interest rates, currency values or commodity prices and not for speculative purposes, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Junior Preferred Stock" means the Company's 12% Junior Redeemable Exchangeable Cumulative Preferred Stock.

        "Junior Securities" means (1) the Company's Capital Stock and all warrants, options or other rights to acquire the Company's Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, the Company's Capital Stock) or (2) debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, this Debenture is subordinated to Senior Debt hereunder.

        "Management Agreement" means that certain management agreement among any one or more of the Company's Subsidiaries and Leonard Green & Partners, L.P., as such agreement may be amended from time to time.

        "Maturity Date" has the meaning set forth in Section 1.2.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 5, 2003, by and among the Company, Nectar Merger Corporation and FTD, Inc.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the direct costs relating to such Asset Sale or issuance of Qualified Capital Stock, including, without limitation, legal, accounting, investment banking and other professional fees, and brokerage and sales commissions and any relocation expenses incurred as a result thereof incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry-forwards, and similar tax attributes, (2) cash payments attributable to Persons owning an interest (other than a lien) in the assets subject to the Asset Sale, (3) any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liability associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) any holdbacks with respect to indemnification obligations or purchase price adjustments pending receipt thereof.

        "Parent Entity" means a Person that holds, directly or indirectly, Voting Equity Interests of the Company with voting power, in the aggregate, at least equal to the voting power of the Voting Equity Interests of the Company hold by the Permitted Holders on the Preferred Stock Issue Date.

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        "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, or purchase price due by the Company or any Subsidiary under the terms of this Debenture.

        "Outstanding Debentures" means, as of the date of determination, all Series A Junior Subordinated Debentures except Series A Junior Subordinated Debentures theretofore canceled by the Company or delivered to the Company for cancellation.

        "pari passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

        "Payment Blockage Notice" has the meaning set forth in Section 5.3.

        "Permitted Holders" each of Leonard Green & Partners, L.P., a Delaware limited partnership, and Green Equity Investors IV, L.P., a Delaware limited partnership, and any of their Affiliates.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

        "Preferred Stock Issue Date" means the first date on which shares of Senior Preferred Stock were originally issued by the Company.

        "Post Commencement Interest and Expense Claims" means any and all claims arising after the commencement of any bankruptcy, insolvency, receivership or similar proceeding for interest on Senior Debt at the rate (including any applicable post-default rate) set forth in the instrument evidencing or agreement governing such Senior Debt or for expense reimbursement or indemnification on the terms set forth in such instrument or agreement, whether or not such claims are enforceable, allowable or allowed in such bankruptcy, insolvency, receivership or similar proceeding and even if such claims are not enforceable or allowed therein.

        "Public Offering" has the meaning set forth in Section 5(b)(ii) hereof.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Redemption Date" with respect to this Debenture, means the date on which this Debenture is redeemed by the Company.

        "Redemption Notice" has the meaning set forth in Section 4.2(a).

        "Restricted Payment" has the meaning set forth in Section 3.4.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Senior Debt" of the Company means Indebtedness (including Post-Commencement Interest and Expense Claims) of the Company under the Bank Facility or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Debenture; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of this Debenture, and (c) Disqualified Capital Stock.

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        "Senior Preferred Stock" means the Company's 14% Senior Redeemable Exchangeable Cumulative Preferred Stock.

        "Series A Junior Subordinated Debentures" means all 14% Junior Subordinated Debentures of the Company issued on the Exchange Date in exchange for Senior Preferred Stock.

        "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, among the Company, GEI, FTD Co-Investment LLC, a Delaware limited liability company, Robert L. Norton, Jon R. Burney, Ann M. Hofferberth, Lawrence W. Johnson, George T. Kanganis, Timothy D. Meline, Daniel W. Smith, William J. Van Cleave, Carrie A. Wolfe and the other parties thereto, as the same may be amended from time to time.

        "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Transfer" has the meaning set forth in Section 7.4.

        "Transferee" has the meaning set forth in Section 7.4.

        "Voting Equity Interests" means Capital Stock, or warrants, options or other rights to acquire such Capital Stock, which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

ARTICLE VII.

MISCELLANEOUS

        Section 7.1    Section Headings.    The section headings contained in this Debenture are for reference purposes only and shall not affect the meaning or interpretation of this Debenture.

        Section 7.2    Amendments.    Except as otherwise provided herein, no provision of this Debenture may be amended, modified or waived unless the Company shall have obtained the written agreement of the Holders of at least 50% in principal amount of the then Outstanding Debentures. Notwithstanding the previous sentence, the Company may amend or modify this Debenture, at any time, to cure any ambiguity, defect or inconsistency. Any amendment, modification or waiver made to this Debenture or any other Debenture shall be made to all Outstanding Debentures and shall be deemed to have been made on all Outstanding Debentures immediately upon such amendment, modification or waiver to this Debenture.

        Section 7.3    No Personal Liability.    A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

        Section 7.4    Assignment.    The Holder may sell, assign or otherwise transfer (collectively, a "Transfer") any or all right, title or interest in or to this Debenture to any Person (a "Transferee"); provided, however, that if the Transferee is not a Person described in Section i(A), Section iv or Section vi of the definition of Qualified Institutional Buyer in Rule 144A promulgated under the Securities Act, then such Transfer to such Person shall be subject to the consent of the Company, such consent not to be unreasonably withheld or delayed (it being understood that, prior to the Company making any determination to grant or withhold such consent, a proposed Transferee shall be required to represent and warrant to the Company as to whether or not it engages, or directly or indirectly owns an equity interest in any Person that engages, in any line of business conducted by the Company or its

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Subsidiaries or any reasonably related line of business). Any attempt to Transfer any or all right, title or interest in or to this Debenture in violation of this Section 7.4 shall be null and void.

        Section 7.5    Governing Law.    This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction. All actions and proceedings arising out of or relating to this Debenture shall be heard and determined in a New York State or Federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

        Section 7.6    Waiver of Jury Trial.    THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

        Section 7.7    Lost, Stolen, Destroyed or Mutilated Debenture.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and of indemnity arrangements reasonably satisfactory to the Company from or on behalf of the Holder, and upon surrender or cancellation of this Debenture if mutilated, the Company shall make and deliver a new debenture of like tenor in lieu of such lost, stolen, destroyed or mutilated Debenture, at the Holder's expense.

        Section 7.8    Waiver of Presentment, Etc.    Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other notices are hereby expressly waived by the Company.

        Section 7.9    Usury.    Nothing contained in this Debenture shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Debenture at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Debenture.

        Section 7.10    Interpretation.    For the purposes of this Debenture: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires and (ii) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

        Section 7.11    Notices.    Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed given when received and shall be (i) delivered personally or (ii) mailed by certified mail, postage prepaid, return receipt requested or

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(iii) delivered by Federal Express or a similar overnight courier or (iv) sent via facsimile transmission to the fax number given below, as follows:

  If to the Company, addressed to:

      Mercury Man Holdings Corporation
      11111 Santa Monica Boulevard
      Suite 2000
      Los Angeles, CA 90025
      Attention: John M. Baumer
      Facsimile No.: 310-954-0404

      with a copy to:

      Latham & Watkins LLP
      885 Third Avenue
      New York, NY 10022
      Attention: Howard A. Sobel, Esq.
      Facsimile No.: 212-751-4864

      or at such other place as the Company shall have designated by notice as herein provided to the Holder.

  If to the Holder, addressed to:

      __________________
      __________________
      __________________
      __________________
      Facsimile:

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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first written above.

MERCURY MAN HOLDINGS CORPORATION
By:	Name: John M. Baumer Title: Vice President

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ANNEX II
FORM OF SERIES B JUNIOR SUBORDINATED DEBENTURE

        [FORM OF SERIES B JUNIOR SUBORDINATED DEBENTURE]

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND IT MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

MERCURY MAN HOLDINGS CORPORATION

12% JUNIOR SUBORDINATED DEBENTURE DUE 2024

$	[DATE]

        Mercury Man Holdings Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the "Company"), for value received, hereby promises to pay to                        , or registered assigns (the "Holder"), the principal sum of                        dollars, together with any accrued and unpaid interest, on August 24, 2024 (the "Maturity Date"), and to pay interest, calculated and payable as set forth below.

ARTICLE I.

PAYMENT OF PRINCIPAL AND INTEREST

        Section 1.1    Payment of Principal and Interest.    Interest on the principal balance of this Debenture outstanding from time to time until paid in full shall accrue at the rate of 12% per annum, computed on the basis of a 360-day year, commencing on the Exchange Date, payable semi-annually on each Interest Payment Date and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 16% per annum on any overdue principal and on any overdue installment of interest, until paid as specified herein. Payment of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and at such place in the United States as the Company may from time to time designate in writing to the Holders.

        Section 1.2    Payment Only on Business Days.    Any payment hereunder which, but for this Section 1.2, would be payable on a day which is not a Business Day, shall instead be due and payable on the Business Day next following such date for payment.

ARTICLE II.

REMEDIES

        Section 2.1    Events of Default.    (a) Each of the following is an "Event of Default":

            (i)  the Company defaults for 30 days in the payment when due of interest on this Debenture whether or not prohibited by the subordination provisions herein;

           (ii)  the failure by the Company to pay all or any part of the principal or premium on this Debenture when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including payment of the Change of Control Purchase Price, or otherwise;

          (iii)  the failure by the Company to observe or perform any other covenant or agreement contained in this Debenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Holder, specifying such Default;

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          (iv)  the entry by a court of competent jurisdiction of (A) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

           (v)  (A) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, (B) the consent by the Company or any Subsidiary of the Company to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any Subsidiary of the Company, or (C) the making by the Company or any Subsidiary of the Company of any general assignment for the benefit of creditors;

          (vi)  a default in any Indebtedness of the Company or its Subsidiaries, with an aggregate principal amount in excess of $15,000,000 (a) resulting from the failure to pay principal at maturity or interest or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; or

         (vii)  a final unsatisfied judgment or final unsatisfied judgments for the payment of money not covered by insurance in an aggregate amount in excess of $15,000,000, at any one time rendered against the Company or any Subsidiary of the Company by a court or courts of competent jurisdiction, which judgments remain unstayed, undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days.

        (b)   In the case of (1) an Event of Default specified in clause (i) or (ii) of Section 2.1(a) hereof, the Holder hereof may, at its option, by notice in writing to the Company, declare this Debenture to be, and this Debenture shall thereupon be and become, due and payable immediately without further action or notice, or (2) an Event of Default specified in clause (iv) or (v) of Section 2.1(a) hereof, with respect to the Company or any of its Subsidiaries, this Debenture will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Holders of at least 50% in principal amount of the then Outstanding Debentures may declare all the Debentures to be due and payable immediately. Upon any such declaration, the Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (iv) or (v) of Section 2.1 hereof occurs with respect to the Company or any of its Subsidiaries, all Outstanding Debentures shall be due and payable immediately without further action or notice.

        (c)   If payment of this Debenture is accelerated because of an Event of Default, the Company shall promptly notify the holders of Senior Debt of the acceleration.

        (d)   If any Event of Default shall have occurred and be continuing, subject to the provisions of Article 2 and Article 5 hereof, the Holder may proceed to protect and enforce its rights either by suit in equity or by action at law, or both, whether for specific performance of any provision of this Debenture or in aid of the exercise of any power granted to the Holder under this Debenture.

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        Section 2.2    Unconditional Right of Holders to Receive Principal and Interest.    Notwithstanding any other provision in this Debenture, the Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Debenture on the Maturity Date (or, in the case of redemption, on the Redemption Date, or in the case of a Change of Control Offer made by the Company, on the Change of Control Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

        Section 2.3    Restoration of Rights and Remedies.    If the Holder has instituted any proceeding to enforce any right or remedy under this Debenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Holder, then and in every such case, subject to any determination in such proceeding, the Company and the Holder shall be restored severally and respectively to their former positions under this Debenture and thereafter all rights and remedies of the Holder shall continue as though no such proceeding had been instituted.

        Section 2.4    Rights and Remedies Cumulative.    Except as otherwise provided with respect to the replacement or payment of a mutilated, destroyed, lost or stolen Debenture in Section 7.6, no right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 2.5    Delay or Omission Not Waiver.    No delay or omission of the Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient by the Holder.

ARTICLE III.

COVENANTS

        Section 3.1    Limitation on Merger, Sale or Consolidation.    The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, assign, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

          (a)   either (i) the Company is the continuing entity or (i) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes in writing all of the obligations of the Company in connection with this Debenture; and

          (b)   no Default or Event of Default shall exist or shall occur immediately after such transaction(s);

        In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

        Section 3.2    Successor Substituted.    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and be substituted for (so that

3

from and after the date of such consolidation, merger, transfer or consummation of a plan of liquidation, the provisions of this Debenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Debenture with the same effect as if such successor corporation had been named therein as the Company; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on this Debenture except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 3.1 hereof.

        Section 3.3    Change of Control Offer.

          (a)   Subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility, upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to repurchase, at the Holder's option, this Debenture or any portion hereof at a cash price equal to 101% of the aggregate principal amount of this Debenture then outstanding that is accepted for repurchase by the Holder hereof, plus, without duplication, all unpaid interest on the Debenture (including an amount equal to the prorated interest from the Interest Payment Date immediately prior to the repurchase to the date of repurchase), if any, to the date of repurchase (the "Change of Control Payment").

          (b)   Within 30 days following any Change of Control, the Company shall mail a notice to the Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 3 and that this Debenture, upon being duly tendered, will be accepted for payment; (2) the purchase price and the purchase date, which shall be no sooner than 20 Business Days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that if less than the full principal amount of this Debenture is tendered, the amount not so tendered will continue to accrue interest in accordance with Section 1.1; (4) that, unless the Company defaults in the payment of the Change of Control Payment, the portion of this Debenture accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (5) that the Holder electing to have this Debenture or any portion hereof repurchased pursuant to a Change of Control Offer will be required to surrender this Debenture to the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that the Holder will be entitled to withdraw its election if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount tendered for repurchase, and a statement that the Holder is withdrawing its election to have the Debenture or such portion, repurchased; and (7) that the Holder, if the Debenture is being repurchased only in part, will be issued a new debenture with the same terms and conditions as this Debenture in a principal amount equal in amount to the unpurchased principal amount of the Debenture.

          (c)   On the Change of Control Payment Date, the Company shall accept for payment this Debenture or any portion hereof properly tendered pursuant to the Change of Control Offer. The Company shall promptly mail to the Holder the Change of Control Payment for this Debenture or any portion hereof. The Company shall promptly issue a new debenture for any unpurchased portion of this Debenture surrendered by the Holder, if any. The Company shall announce to all holders of Company debentures the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (d)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of this Debenture in connection with a Change of Control.

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          (e)   The Company's obligations with respect to a Change of Control Offer shall be satisfied to the extent actually performed by a third party in the manner, at the times and otherwise in compliance with the terms of this Section 3. Any portion of this Debenture purchased by such third party as contemplated by the preceding sentence shall, notwithstanding the foregoing provisions of this Section 3, remain outstanding and continue to accrue interest on and after the Change of Control Payment Date.

          (f)    Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Debenture applicable to a Change of Control Offer made by the Company, and purchases all Debentures validly tendered and not withdrawn under such Change of Control Offer.

        Section 3.4    Restricted Payments.

          (a)   The Company shall not, directly or indirectly, (i) declare or pay any dividend or make any other distribution in respect of shares of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock, and (ii) make any payment (except to the extent made with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of any of the Company's Capital Stock, or any warrants, options or other rights to acquire shares of such Capital Stock (each of the foregoing actions set forth in clauses (i) and (ii) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (1) a Default Event shall have occurred and be continuing or (2) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Preferred Stock Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property) shall exceed the sum of (without duplication): (x) 50% of the cumulative Consolidated Net Income (taken as one accounting period) of the Company accrued during the period commencing on the first day of the first full fiscal quarter in which the Preferred Stock Issue Date occurs to and including the last day of the most recent fiscal period for which internal financial statements are available (or if cumulative Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus (y) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from a Capital Contribution or from the sale subsequent to the Preferred Stock Issue Date of Qualified Capital Stock of the Company. For purposes of this Section 3.4, the term "Restricted Payment" does not include (A) any dividend, distribution or other payment on or with respect to any Capital Stock of the Company, or any warrants, options or rights to acquire shares of such Capital Stock, to the extent payable solely in shares of Qualified Capital Stock, (B) any dividend, distribution or other payment to the Company, or to any Subsidiary of the Company, by the Company or any of its Subsidiaries; (C) the payment of the Merger Consideration (as defined in the Merger Agreement); or (D) any dividend, distribution or other payment with respect to the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation."

          (b)   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) if no Default Event shall have occurred and be continuing, Restricted Payments which do not exceed $15,000,000 in the aggregate from and after the Preferred Stock Issue Date; (3) for the avoidance of doubt, payments pursuant to the Management Agreement; (4) if no Default Event shall have occurred and be continuing, repurchases (and payments of cash dividends to any Parent Entity for repurchases) of Capital Stock from FTD-member florists or distributors (or their heirs or estates), or employees or directors (or their heirs or estates) of, the Company, any Parent Entity or any Subsidiary of the Company, upon the death, disability or termination of employment (or

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  termination of membership or distribution, in the case of a FTD-member florist or distributor); provided, that such repurchases are made with the proceeds of such dividends to any Parent Entity within three Business Days of the payment of such dividends, and payments of cash, or dividends, distributions or advances to any Parent Entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of any Parent Entity, in an aggregate amount not to exceed $7,500,000 after the Preferred Stock Issue Date; (5) if no Default Event shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Preferred Stock Issue Date; (6) payments of amounts equal to any insurance proceeds received by FTD, Inc. in respect of the settlement of the consolidated shareholder class actions titled "In Re FTD.COM, Inc. Shareholders Litigation"; (7) any dividend, distribution or other payments by any of the Company's Subsidiaries on its Capital Stock, or warrants, options or other rights to acquire such Capital Stock, that is paid pro rata to all holders of such Capital Stock, warrants, options or rights, as applicable; (8) (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Company with the Net Cash Proceeds received by the Company made within 60 days of the sale of its Qualified Capital Stock (other than to a Subsidiary), or (ii) any issuance of Qualified Capital Stock of the Company in exchange for, or the proceeds of which are used to purchase, any Capital Stock of the Company; (9) the repurchase of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Capital Stock, warrants, options or other rights represent a portion of the exercise price thereof; (10) the payment of dividends in cash on (or the purchase, redemption, exchange or other acquisition or retirement of) shares of the Senior Preferred Stock; and (11) payments to a Parent Entity (or a subsidiary of a Parent Entity), (i) to enable the Parent Entity to pay federal, state or local tax liabilities (any such payments to a Parent Entity, a "Tax Payment"), not to exceed the amount of any tax liabilities that would be otherwise payable by the Company and its United States subsidiaries to the appropriate taxing authorities to the extent that the Parent Entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Company or its United States subsidiaries; provided, that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Company and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Company is the parent company of an affiliated group (the "Company Affiliated Group") filing a consolidated federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the Parent Entity and each such United States subsidiary is a member of the Company Affiliated Group and (y) any Tax Payments shall either be used by the Parent Entity to pay such tax liabilities within 90 days of the Parent Entity's (or a subsidiary of a Parent Entity) receipt of such payment or refunded to the payee, and (ii) in an aggregate amount not to exceed (A) prior to an initial public offering by any Parent Entity, $500,000 per year and (B) after an initial public offering by any Parent Entity, $2,000,000 per year, in each case in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, filing and listing fees and other corporate overhead expenses in the ordinary course of business (for purposes of this clause (11), "tax liabilities" shall include any penalties and interest related to a tax liability.

        In determining the aggregate amount of Restricted Payments made subsequent to the Preferred Stock Issue Date in accordance with clause (2) of Section 3.4(a) hereof, amounts distributed pursuant to clauses (1), (5) and (10) of this Section 3.4(b) hereof shall be included in such calculation, and amounts distributed pursuant to clauses (2), (3), (4), (6), (7), (8), (9) and (11) shall not be included in such calculation. For purposes of this Section 3.4, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith

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reasonable judgment of the Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

        Section 3.5    Reports.    The Company shall furnish to the Holder (at such Holder's address as set forth below): (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, reported on without any qualification arising out of the scope of the audit, by the Company's independent certified public accountants; and (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, certified by the Chief Executive Officer, the President, or the Chief Financial Officer of the Company as being fairly stated in all material respects (subject to normal year-end audit adjustments). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

        Section 3.6    Investment Company.    The Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

        Section 3.7    No Senior Subordinated Debt.    The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to this Debenture.

        Section 3.8    Waiver of Usury, Stay or Extension Laws.    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Debenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 3.9    Taxes.    The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holder.

        Section 3.10    Corporate Existence.    Subject to Section 3.1 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (a)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

          (b)   the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer

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  desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holder.

ARTICLE IV.

REDEMPTION OF DEBENTURES

        Section 4.1    Optional Redemption.

    (a)
    (i)    The Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility), at the option of the Company, redeem at any time or from time to time on or after February 24, 2009, from any source of funds legally available therefor, in whole or in part, in the manner provided in Section 4.2 hereof, this Debenture or any portion hereof, at a redemption price equal to the following percentages of the aggregate principal amount proposed to be redeemed by the Company plus, without duplication, all accrued and unpaid interest on the Debenture, if any, to the Redemption Date, in each case beginning on February 24 of the year indicated:

Year	Redemption Price
2009	106%
2010	104%
2011	102%
2012 and thereafter	100%

    provided, however, that no optional redemption pursuant to this Section 4.1(a)(i) shall be authorized or made at any time when the Company is making or required to make within the next 30 days, or purchasing this Debenture or any portion hereof, under, a Change of Control offer in accordance with the provisions of Section 3.3 hereof.

    (ii)
    In the event of one or more public offerings of Common Stock of the Company in an aggregate offering amount of at least fifty million dollars ($50,000,000) or as a result of which at least fifteen percent (15%) of the Common Stock of the Company (after giving effect to such offerings) is publicly traded (the "Public Offering"), the Company may (subject to contractual and other restrictions with respect thereto, including restrictions imposed by the Bank Facility), at the option of the Company, redeem at any time or from time to time prior to February 24, 2007, from the net cash proceeds of the Public Offering, in the manner provided in Section 4.2 hereof, this Debenture, at a redemption price equal to 112% of the aggregate principal amount proposed to be redeemed by the Company plus, without duplication, all accrued and unpaid interest on the Debenture, if any, to the Redemption Date; provided, that, the Company shall redeem only up to 35% in principal amount of the then Outstanding Debentures.

          (b)   In the event of a redemption pursuant to Section 4.1(a)(i) or (ii) hereof of only a portion of the total aggregate principal amount outstanding of the Outstanding Debentures, the Company shall effect such redemption as it determines pro rata according to the principal amount outstanding of debentures held by each Holder of Outstanding Debentures.

        Section 4.2    Procedures for Redemption.

          (a)   At least 30 days and not more than 60 days prior to the date fixed for any redemption of this Debenture, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to the Holder at such Holder's address as set forth below. The Redemption Notice shall

8

  state: (1) the redemption price; (2) whether all or less than all the outstanding principal amount of this Debenture is to be redeemed and the amount being redeemed; (3) the date fixed for redemption; (4) that the Holder is to surrender the Debenture to the Company, at the place or places where the Debenture is to be surrendered for redemption, in the manner and at the place designated; (5) the Section of this Debenture pursuant to which the Debenture called for redemption is being redeemed; and (6) that interest on the portion of the Debenture to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment in full of the redemption price. A Redemption Notice may not be conditional.

          (b)   The Holder shall surrender to the Company this Debenture to be redeemed, duly endorsed, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for this Debenture shall be payable in cash to the Person whose name appears on this Debenture as the holder thereof, and this Debenture shall be canceled and retired. In the event that less than all of the principal amount outstanding represented by this Debenture is redeemed, a new debenture, with the same terms and conditions as this Debenture, shall be issued representing the unredeemed portion.

          (c)   Unless the Company defaults in the payment in full of the redemption price, interest on the portion of this Debenture called for redemption shall cease to accrue on the Redemption Date, and the Holder shall cease to have any further rights with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest.

ARTICLE V.

SUBORDINATION

        Section 5.1    Agreement to Subordinate.    The Company agrees, and the Holder by accepting this Debenture agrees, that the Indebtedness evidenced by this Debenture and all Obligations in respect of this Debenture are subordinated in right of payment, to the extent and in the manner provided in this Article 5, to the prior payment in full in cash or Cash Equivalents of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

        Section 5.2    Liquidation; Dissolution; Bankruptcy.    Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities (1) the holders of all Senior Debt of the Company shall first be entitled to receive payment in full in cash or Cash Equivalents of all Senior Debt (including Post-Commencement Interest and Expense Claims) before the Holder is entitled to receive any payment on account of the principal of and interest on this Debenture or any Obligation in respect to this Debenture (other than Junior Securities); and (2) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Securities), to which the Holder would be entitled (by set-off or otherwise), except for this Article 5, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representatives to the extent necessary to make payment in full of all such Senior Debt (including Post-Commencement Interest and Expense Claims) remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of Senior Debt.

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        Section 5.3    Default on Senior Debt.

          (a)   The Company may not make any payment or distribution to the Holder in respect of Obligations with respect to this Debenture and may not acquire from the Holder this Debenture for cash or property (other than Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

              (i)  payment default on Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

             (ii)  any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Company receives a notice of such default (a "Payment Blockage Notice") from the holders of any Senior Debt. If the Company receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal and interest on this Debenture that have come due have been paid in full in cash.

  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Company may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 90 days.

          (b)   The Company may and will resume payments on and distributions in respect of this Debenture and may acquire this Debenture upon the earlier of:

              (i)  in the case of a payment default, upon the date upon which such default is cured or waived, or

             (ii)  in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated, if this Article 5 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

        Section 5.4    Acceleration.    If payment of this Debenture is accelerated because of an Event of Default, the Company will promptly notify the holders of Senior Debt of the acceleration.

        Section 5.5    Subrogation.    After all Senior Debt is paid in full in cash or Cash Equivalents and until this Debenture is paid in full, the Holder shall be subrogated (equally and ratably with all other Indebtedness pari passu with this Debenture) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holder has been applied to the payment of Senior Debt. A distribution made under this Article 5 to holders of Senior Debt that otherwise would have been made to the Holder is not, as between the Company and the Holder, a payment by the Company on this Debenture. No holder of Senior Debt shall be obligated to create, warrant, preserve or protect any such subrogation right or shall suffer any loss or diminution of its rights hereunder if for any reason (including the lack of enforceability or disallowance of any Post-Commencement Interest and Expense Claim) such right of subrogation is not available to any Holder.

        Section 5.6    Relative Rights.    This Article 5 defines the relative rights of the Holder and holders of Senior Debt. Nothing in this Debenture shall:

          (a)   impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on this Debenture in accordance with its terms;

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          (b)   affect the relative rights of the Holder and creditors of the Company other than their rights in relation to the holders of Senior Debt; or

          (c)   prevent the Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of the holders of Senior Debt to receive distributions and payments otherwise payable to the Holder.

        If the Company fails because of this Article 5 to pay principal of or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

        Section 5.7    Subordination May Not Be Impaired by Company.

          (a)   No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by this Debenture shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any holder of Senior Debt to comply with this Debenture.

          (b)   Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Debt may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Article 5 or the Obligations hereunder of the Holder to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time or payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person; provided, however, that in no event shall any such actions limit the right of the Holder to take any action to accelerate the maturity of the Debentures in accordance with the provisions set forth in Section 5.2 or to pursue any rights or remedies against the Company under this Debenture or under applicable laws if the taking of such action does not otherwise violate the terms of this Article 5.

ARTICLE VI.

DEFINITIONS

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

        "Asset Sale" means, in one or a series of related transactions, the conveyance, sale, transfer, assignment or other disposal by the Company or any of its Subsidiaries of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Company's Subsidiaries), and including any sale or other transfer or issuance of any Capital Stock, or warrants, options or other rights to acquire such Capital Stock, of any of the Company's Subsidiaries, whether by the Company or one of the Company's Subsidiaries or through the issuance, sale or transfer of Capital Stock, or warrants, options or other rights to acquire such Capital Stock, by one of the Company's Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Company or another Subsidiary.

        "Bank Facility" shall mean that certain Credit Agreement, dated as of the Closing Date (as modified and supplemented from time to time), by and among FTD, Inc., a Delaware corporation, the

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Lenders from time to time parties thereto, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, N.A., as Documentation Agent and Credit Suisse First Boston, acting through its Cayman Islands Branch, as Administrative Agent.

        "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Exchange Date), whether or not applicable.

        "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to remain closed.

        "Capital Contribution" means any contribution to the equity of the Company subsequent to the Preferred Stock Issuance Date from a direct or indirect parent of the Company for which no consideration (other than the issuance of Qualified Capital Stock) is given.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person.

        "Cash Equivalents" means:

          (a)   securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year after the date of acquisition;

          (b)   demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, maturing within one year after the date of acquisition;

          (c)   commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, maturing within one year after the date of acquisition;

          (d)   repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (b) above, for direct obligations issued by or fully guaranteed by the United States of America (provided, that the full faith and credit of the United States of America is pledged in support thereof), having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations;

          (e)   interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (a) through (d) above;

          (f)    direct investments in tax exempt obligations of any state of the United States of America, or any municipality of any such state, in each case rated "AA" or better by S&P, "Aa2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing; provided, that such obligations mature within six months from the date of acquisition thereof; or

          (g)   investments in mutual funds, 95% of more of the assets of which are invested in obligations of the types described in clauses (a) - (f) above.

        "Change of Control" means (1) prior to consummation of the first Public Offering after the Preferred Stock Issue Date, the Permitted Holders shall cease to beneficially own, in the aggregate, a majority of the voting power of the Voting Equity Interests of the Company, or (2) following the

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consummation of the first Public Offering after the Preferred Stock Issue Date, (A) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Company's assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (B) any "person" (including any group that is deemed to be a "person") (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the Company and the Permitted Holders, in the aggregate, beneficially own, directly or indirectly, less voting power than such person, (C) the Continuing Directors cease for any reason to constitute a majority of the Company's Board of Directors then in office, or (D) the Company adopts a plan of liquidation. As used in this definition, "person" (including any group that is deemed to be a "person") has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable. "Continuing Director" means during any period of 12 consecutive months after the Preferred Stock Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or any Parent Entity, if such agreement was approved by a vote of such majority of directors).

        "Change of Control Offer" has the meaning set forth in Section 3.3(a).

        "Change of Control Payment" has the meaning set forth in Section 3.3(a).

        "Change of Control Payment Date" has the meaning set forth in Section 3.3(b).

        "Closing Date" has the meaning attributed to such term in the Merger Agreement.

        "Common Stock" means, of any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

        "Company" has the meaning set forth in the Preamble.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (before preferred stock dividends and otherwise determined on a consolidated basis in accordance with GAAP) for such period; provided, that there shall be excluded therefrom (only to the extent included in computing such net income (or loss) and without duplication): (a) any net after-tax gain, loss, charge or expense which is either extraordinary (as determined in accordance with GAAP) or is either unusual or nonrecurring (including any restructuring charges and any gain, loss, charge or expense from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any securities) as determined in good faith by the Company, it being understood and agreed that Item 10(e) of Regulation S-K under the Securities Act shall not constitute a limitation on any such determination, (b) the net income, if positive, of any Person, other than a Subsidiary, in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period, (c) the net income, if positive, of

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any of such Person's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) the cumulative effect of a change in accounting principles, (e) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Company, (f) amounts resulting from currency fluctuations, and (g) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142.

        "Debenture" means this 12% Series B Junior Subordinated Debenture due 2024.

        "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to August 24, 2024, (ii) any preferred stock of the Company that is issued for cash and is so designated as Disqualified Capital Stock, pursuant to an officer's certificate on the issuance date thereof, and (iii) any Capital Stock, or warrants, options or rights to acquire shares of Capital Stock, of any Subsidiary of such Person other than common equity with no preferences, privileges, and no redemption or repayment provisions]. Notwithstanding the foregoing, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Debentures pursuant to Section 3.3.

        "Event of Default" has the meaning set forth in Section 2.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Exchange Date" means the date fixed by the Company at its option upon which the Company's Junior Preferred Stock was exchanged for an aggregate principal amount of Debentures equal to the liquidation value of the Junior Preferred Stock so exchanged.

        "Excluded Person" means GEI and its Related Parties.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith.

        "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as approved by a significant segment of the accounting profession in the United States.

        "GEI" means Green Equity Investors IV, L.P., a Delaware limited partnership.

        "Holder" has the meaning set forth in the Preamble.

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        "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such any Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (i) in respect of the principal amount of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any capitalized lease obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (c) all net obligations of such Person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by one or more liens on any assets or property of such Person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (2) the principal amount thereof in the case of any other Indebtedness.

        "Indenture" means that certain Indenture dated as of February 6, 2004 (as modified and supplemented from time to time) by and between Nectar Merger Corporation (a wholly-owned subsidiary of the Company which was merged with and into FTD, Inc.) and U.S. Bank National Association, as trustee governing the $175 million 7.75% Junior Subordinated Notes due 2014.

        "Interest Payment Date" means each January 1 and July 1 commencing the earlier of the first January 1 or July 1 immediately following the Exchange Date.

        "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement, commodity hedging agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates, currency values or commodity prices and not for speculative purposes, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

        "Junior Preferred Stock" means the Company's 12% Junior Redeemable Exchangeable Cumulative Preferred Stock.

        "Junior Securities" means (1) the Company's Capital Stock and all warrants, options or other rights to acquire the Company's Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, the Company's Capital Stock) or (2) debt securities that are subordinated to all

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Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, this Debenture is subordinated to Senior Debt hereunder.

        "Management Agreement" means that certain management agreement among any one or more of the Company's Subsidiaries and Leonard Green & Partners, L.P., as such agreement may be amended from time to time.

        "Maturity Date" has the meaning set forth in Section 1.2.

        "Merger Agreement" means the Agreement and Plan of Merger, dated as of October 5, 2003, by and among the Company, Nectar Merger Corporation and FTD, Inc.

        "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock or a Capital Contribution and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Preferred Stock Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the direct costs relating to such Asset Sale or issuance of Qualified Capital Stock, including, without limitation, legal, accounting, investment banking and other professional fees, and brokerage and sales commissions and any relocation expenses incurred as a result thereof incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only less (1) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry-forwards, and similar tax attributes, (2) cash payments attributable to Persons owning an interest (other than a lien) in the assets subject to the Asset Sale, (3) any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liability associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) any holdbacks with respect to indemnification obligations or purchase price adjustments pending receipt thereof.

        "Parent Entity" means a Person that holds, directly or indirectly, Voting Equity Interests of the Company with voting power, in the aggregate, at least equal to the voting power of the Voting Equity Interests of the Company hold by the Permitted Holders on the Preferred Stock Issue Date.

        "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, or purchase price due by the Company or any Subsidiary under the terms of this Debenture.

        "Outstanding Debentures" means, as of the date of determination, all Series B Junior Subordinated Debentures except Series B Junior Subordinated Debentures theretofore canceled by the Company or delivered to the Company for cancellation.

        "pari passu", when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Indebtedness of such Person as to which the other is not so subordinate.

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        "Payment Blockage Notice" has the meaning set forth in Section 5.3.

        "Permitted Holders" each of Leonard Green & Partners, L.P., a Delaware limited partnership, and Green Equity Investors IV, L.P., a Delaware limited partnership, and any of their Affiliates.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

        "Preferred Stock Issue Date" means the first date on which shares of Junior Preferred Stock were originally issued by the Company.

        "Post Commencement Interest and Expense Claims" means any and all claims arising after the commencement of any bankruptcy, insolvency, receivership or similar proceeding for interest on Senior Debt at the rate (including any applicable post-default rate) set forth in the instrument evidencing or agreement governing such Senior Debt or for expense reimbursement or indemnification on the terms set forth in such instrument or agreement, whether or not such claims are enforceable, allowable or allowed in such bankruptcy, insolvency, receivership or similar proceeding and even if such claims are not enforceable or allowed therein.

        "Public Offering" has the meaning set forth in Section 5(b)(ii) hereof.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Redemption Date" with respect to this Debenture, means the date on which this Debenture is redeemed by the Company.

        "Redemption Notice" has the meaning set forth in Section 4.2(a).

        "Restricted Payment" has the meaning set forth in Section 3.4.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Senior Debt" of the Company means Indebtedness (including Post-Commencement Interest and Expense Claims) of the Company under the Bank Facility and the Series A Junior Subordinated Debentures or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Debenture; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of this Debenture, and (c) Disqualified Capital Stock.

        "Senior Preferred Stock" means the Company's 14% Senior Redeemable Exchangeable Cumulative Preferred Stock.

        "Series A Junior Subordinated Debentures" means all 14% Junior Subordinated Debentures of the Company issued in exchange for Senior Preferred Stock.

        "Series B Junior Subordinated Debentures" means all 12% Junior Subordinated Debentures of the Company issued on the Exchange Date in exchange for Junior Preferred Stock.

        "Stockholders Agreement" means the Stockholders Agreement, dated as of the Closing Date, among the Company, GEI, FTD Co-Investment LLC, a Delaware limited liability company, Robert L. Norton, Jon R. Burney, Ann M. Hofferberth, Lawrence W. Johnson, George T. Kanganis, Timothy D. Meline, Daniel W. Smith, William J. Van Cleave, Carrie A. Wolfe and the other parties thereto, as the same may be amended from time to time.

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        "Subsidiary" with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Transfer" has the meaning set forth in Section 7.4.

        "Transferee" has the meaning set forth in Section 7.4.

        "Voting Equity Interests" means Capital Stock, or warrants, options or other rights to acquire such Capital Stock, which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

ARTICLE VII.

MISCELLANEOUS

        Section 7.1    Section Headings.    The section headings contained in this Debenture are for reference purposes only and shall not affect the meaning or interpretation of this Debenture.

        Section 7.2    Amendments.    Except as otherwise provided herein, no provision of this Debenture may be amended, modified or waived unless the Company shall have obtained the written agreement of the Holders of at least 50% in principal amount of the then Outstanding Debentures. Notwithstanding the previous sentence, the Company may amend or modify this Debenture, at any time, to cure any ambiguity, defect or inconsistency. Any amendment, modification or waiver made to this Debenture or any other Debenture shall be made to all Outstanding Debentures and shall be deemed to have been made on all Outstanding Debentures immediately upon such amendment, modification or waiver to this Debenture.

        Section 7.3    No Personal Liability.    A director, officer, employee, incorporator or stockholder, of the Company, as such, will not have any liability for any obligations of the Company under the Debenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

        Section 7.4    Assignment.    The Holder may sell, assign or otherwise transfer (collectively, a "Transfer") any or all right, title or interest in or to this Debenture to any Person (a "Transferee"); provided, however, that if the Transferee is not a Person described in Section i(A), Section iv or Section vi of the definition of Qualified Institutional Buyer in Rule 144A promulgated under the Securities Act, then such Transfer to such Person shall be subject to the consent of the Company, such consent not to be unreasonably withheld or delayed (it being understood that, prior to the Company making any determination to grant or withhold such consent, a proposed Transferee shall be required to represent and warrant to the Company as to whether or not it engages, or directly or indirectly owns an equity interest in any Person that engages, in any line of business conducted by the Company or its Subsidiaries or any reasonably related line of business). Any attempt to Transfer any or all right, title or interest in or to this Debenture in violation of this Section 7.4 shall be null and void.

        Section 7.5    Governing Law.    This Debenture shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction. All actions and proceedings arising out of or relating to this Debenture shall be heard and determined in a New York State or Federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

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        Section 7.6    Waiver of Jury Trial.    THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

        Section 7.7    Lost, Stolen, Destroyed or Mutilated Debenture.    Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and of indemnity arrangements reasonably satisfactory to the Company from or on behalf of the Holder, and upon surrender or cancellation of this Debenture if mutilated, the Company shall make and deliver a new debenture of like tenor in lieu of such lost, stolen, destroyed or mutilated Debenture, at the Holder's expense.

        Section 7.8    Waiver of Presentment, Etc.    Except as otherwise provided herein, presentment, demand, protest, notice of dishonor and all other notices are hereby expressly waived by the Company.

        Section 7.9    Usury.    Nothing contained in this Debenture shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Debenture at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Debenture.

        Section 7.10    Interpretation.    For the purposes of this Debenture: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires and (ii) the word "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified.

        Section 7.11    Notices.    Any notice, request, instruction or other document to be given hereunder by either party to the other shall be in writing and shall be deemed given when received and shall be (i) delivered personally or (ii) mailed by certified mail, postage prepaid, return receipt requested or (iii) delivered by Federal Express or a similar overnight courier or (iv) sent via facsimile transmission to the fax number given below, as follows:

  If to the Company, addressed to:

      Mercury Man Holdings Corporation
      11111 Santa Monica Boulevard
      Suite 2000
      Los Angeles, CA 90025
      Attention: John M. Baumer
      Facsimile No.: 310-954-0404

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      with a copy to:

      Latham & Watkins LLP
      885 Third Avenue
      New York, NY 10022
      Attention: Howard A. Sobel, Esq.
      Facsimile No.: 212-751-4864

      or at such other place as the Company shall have designated by notice as herein provided to the Holder.

  If to the Holder, addressed to:

      __________________
      __________________
      Facsimile:

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        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date first written above.

MERCURY MAN HOLDINGS CORPORATION
By:	Name: John M. Baumer Title: Vice President

QuickLinks

  Exhibit 3.3
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF FTD GROUP, INC.
EXHIBIT A
ANNEX I FORM OF SERIES A JUNIOR SUBORDINATED DEBENTURE
ANNEX II FORM OF SERIES B JUNIOR SUBORDINATED DEBENTURE